UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Monro, Inc.

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Notice of 2019 Annual Meeting of

Shareholders and Proxy Statement

August 13, 2019

Rochester, N.Y. 14615

Dear Fellow Shareholders,

Fiscal 2019 was an exciting year of transformative changes for our company. We are very pleased with the tremendous progress we have made towards our Monro.Forward strategy that we unveiled one year ago. We successfully implemented a number of critical initiatives during the year, focusing on driving operational excellence and delivering a consistent, best-in-class customer experience to build a scalable platform for growth. We are also encouraged by the continued momentum we are experiencing across our business, and we believe our strong financial performance this year underscores the effectiveness of our strategy.

Importantly, I would like to thank our teammates across our organization who have shown outstanding commitment, hard work, and dedication to our customers and helped deliver a solid year of growth in Fiscal 2019.

Executing Our Monro.Forward Strategy

Our Monro.Forward strategy centers around four pillars, supported by a number of investments in technology and data-analytics, to increase the overall lifetime value for our customers while driving increased consistency and productivity across all locations:

•	Improving Customer Experience

•	Enhancing Customer-Centric Engagement

•	Optimizing Product & Service Offering

•	Accelerating Productivity & Team Engagement

During Fiscal 2019, we achieved a number of important milestones, including completing our Monro playbook and store refresh pilot at 31 stores in Rochester, New York; broadening our online presence through our collaboration with Amazon.com; launching our data-driven CRM marketing platform and modernized websites; and optimizing our Good, Better, Best service and product packages and store staffing model.

We have also identified opportunities to consolidate our retail brand portfolio into five regional power brands. As part of our broader store refresh initiative, we will be leveraging customer data analytics to optimize local brand awareness and banner concentration in targeted markets, shifting selected stores to a tire-oriented banner where we see strong upside opportunity.

Additionally, we intend to continue to capitalize on highly accretive acquisition opportunities in our fragmented industry, with acquisitions announced and completed in Fiscal 2019 representing an expected $132 million in annualized sales. Importantly, we have made significant strides in diversifying and strengthening our store footprint with the recent acquisitions of 12 stores in Louisiana, as well as 40 stores and one distribution center in California, entering two new states. The expansion of our geographic footprint to the West Coast provides us with a strong platform for further expansion into a dynamic and attractive region.

Overall, the strategic initiatives we have accomplished this year have shown strong traction and position us well to capitalize on the opportunities that lie ahead.

Delivering on Our Growth Targets

Our solid financial performance in Fiscal 2019 demonstrates the strength of our growth strategy. We achieved our first full year of comparable store sales growth since fiscal 2012 on a 52-week basis, as well as record sales of $1.2 billion and record diluted earnings per share of $2.37, in line with our guidance. Importantly, the strategic initiatives we have implemented across our business have led to enhanced in-store execution and a remarkable improvement in customer satisfaction, as evidenced by our average 4.7-star rating in Fiscal 2019. Building off this strong foundation, we are confident in our ability to drive further growth in fiscal 2020 and beyond to deliver sustainable, long-term value for our shareholders.

Enhancing Shareholder Value

Returning cash to our shareholders is a top commitment for our Company and a key component of what we believe is a disciplined capital allocation strategy. We paid approximately $27 million in dividends in Fiscal 2019 and recently announced a 10% increase in our quarterly dividend, marking the 14th consecutive annual dividend increase since we first initiated a cash dividend 14 years ago.

Promoting Corporate Responsibility

Monro maintains an environmentally and socially conscious corporate culture, as demonstrated by our recycling policies at our offices, warehouses and stores, as well as our support of charitable organizations dedicated to caring for the communities and neighborhoods we serve.

In Fiscal 2019, as part of our commitment to protecting the environment, Monro recycled 3.3 million gallons of oil and 3.0 million tires, as well as approximately 81,000 vehicle batteries and 30 tons of cardboard.

Monro strives to proactively engage with the communities who have enabled our success over the past 62 years, giving back our time, talent and financial resources however possible. During Fiscal 2019, Monro and its teammates donated to a number of charities, including donating approximately $260,000 to the United Way.

Driving Future Growth

In summary, Fiscal 2019 marked a strong year for Monro as we achieved a number of key milestones in our effort to build a scalable platform for sustainable growth while continuing to execute on our disciplined acquisition strategy. As we enter fiscal 2020, we believe we are well positioned to carry our momentum forward and deliver another year of solid growth. I am confident our unique business model, coupled with the execution of our Monro.Forward strategy, will allow us to capitalize on favorable industry tailwinds and drive long-term shareholder value.

On behalf of the Board of Directors and the Monro leadership team, I would like to thank you for your continued support and confidence. I look forward to welcoming you at our annual meeting on August 13, 2019.

Sincerely,

Brett T. Ponton

President and Chief Executive Officer

THE 2019 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be Held on August 13, 2019: This Proxy Statement and the 2019 Annual Report are available on the Company’s website at https://corporate.monro.com/investors/financial-information. The notice of meeting, proxy statement and form of proxy card are first being mailed to our shareholders on or about July 16, 2019.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, August 13, 2019

Time:	9:00 a.m. (Eastern Daylight Time)

Location:	Strathallan Hotel 550 East Avenue Rochester, N.Y. 14607

Record Date:	Monday, June 24, 2019

Items of Business

1.	Elect four directors to Class 2 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2021 annual meeting of shareholders;

2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;
3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 28, 2020; and

4.	Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and “FOR” each of Proposals No. 2 and 3.

How to Vote

By Telephone: You may vote by calling 1-800-454-8683.	By Internet: You may vote at Proxyvote.com (input control number).	By Mail: You may vote by completing and returning the enclosed proxy card.	In Person: All shareholders are cordially invited to attend the annual meeting of shareholders.

This communication is not a form for voting and presents only an overview of the more complete proxy materials. The Company encourages you to review the complete proxy materials before voting.

PROXY STATEMENT SUMMARY

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information
2019 Annual Meeting Date and Time	Tuesday, August 13, 2019 9:00 a.m. (Eastern Daylight Time)
Place	Strathallan Hotel 550 East Avenue Rochester, N.Y. 14607
Record Date	Monday, June 24, 2019
Voting

Shareholders of record as of the record date are entitled to vote in person or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Voting Matters and Board of Directors Recommendations
Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote	Board of Directors Recommendation
1. Election of Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a majority of the votes cast	No	FOR EACH NOMINEE
2. Advisory Vote to Approve Executive Compensation	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	No	FOR
3. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	Yes	FOR

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Governance Highlights

We are committed to applying sound corporate governance principles. We believe sound governance practices are in the best interests of our shareholders and strengthen accountability within our organization.

Annual Elections	Yes	Stock Ownership Guidelines for Directors and Executives	Yes
Independent Board Chair	Yes	Anti-Hedging and Pledging Policy	Yes
Board Independence	88%	Code of Ethics	Yes
Audit, Compensation and Nominating Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	One	Executive Sessions of the Board	Yes
Board Diversity	13% Female	Anonymous Reporting	Yes
Board and Committee Annual Self-Evaluations	Yes	Clawback Policy	Yes

Our commitment to sound corporate governance practices has been illustrated through a number of actions taken in this past year, including:

•	Compensation Committee hired Exequity, LLP as its compensation advisor;

•	Selected an enhanced peer group for executive compensation purposes;

•	Made significant enhancements to the Company’s executive compensation program;

•	Adopted a Disclosure and External Communications Policy; and

•	Launched a new corporate website, with greater transparency and breadth of investor information.

Director Nominees

You are being asked to vote to elect the following four director nominees to Class 2 of our Board of Directors. Detailed information about each of these nominees begins on page 6 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation
Frederick M. Danziger	79	1984	Yes	Chairman of the Board of Directors of Griffin Industrial Realty, Inc.
Stephen C. McCluski	67	2013	Yes	Former Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated (Retired)
Robert E. Mellor	75	2010	Yes	Chairman of the Board of Directors
Peter J. Solomon	80	1984	Yes	Chairman of PJ Solomon, L.P.

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Board of Directors Overview

Our Board of Directors is currently composed of eight directors, seven of whom are independent. The charts below highlight the Board’s composition and experience:

Director Independence	Tenure on the Board of Directors
Gender Diversity

Executive Compensation Overview

What We Do	What We Don’t Do
Pay for Performance	Permit Short Sales by Directors, Officers or Employees
Reasonable Post-Employment and Change in Control Provisions	Allow Hedging or Pledging of Company Stock
Stock Ownership Guidelines	Offer Change in Control Tax Gross-Ups
Utilize Independent Compensation Advisor	Permit Repricing of Underwater Options without Shareholder Approval
Clawback Policy	Offer Unreasonable Perquisites

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Elements of Compensation for Fiscal 2019

Monro’s executive compensation program, set forth by the Compensation Committee, is designed to implement our executive pay philosophy to:

•	Attract, reward and retain talented and experienced executives and other key employees

•	Motivate our executive officers to achieve short-term and long-term corporate goals that will enhance shareholder value

•	Support our core values and culture by promoting internal equity and external competitiveness

The objectives and key characteristics of each element of our Fiscal 2019 executive compensation are summarized below:

Type of Pay and Form		Performance Period	Objectives
Fixed	Base Salary (Cash)	One year

•  Fixed annual cash provided for performing day-to-day job responsibilities

•  Generally determined based on an individual’s time in the position, experience, performance, future potential and market data

•  Reviewed annually for potential adjustment based on factors such as changes in the executive’s responsibilities, individual performance and market data

At-Risk	Annual Incentive Bonus (Cash)	One year

•  Variable cash compensation tied to the achievement of annual corporate financial and operational goals established to drive Company’s objectives of profit and growth and individual performance

•  Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

At-Risk	Long-Term Incentive (“LTI”) Compensation (Equity Awards)	Multiple (3 or 4 years)

•  Mix of equity awards intended to provide a balanced portfolio with the intention of motivating, rewarding, and retaining executives

•  Stock options (50% of total LTI opportunity)

○   Aligns executive rewards with shareholder returns; no value unless stock price appreciates over the grant price

○   Vests in equal installments over four years

○   Encourages long-term, sustained performance

○   Encourages retention through multi-year vesting

•  Time-vesting restricted stock units (30% of total LTI opportunity)

○   Vests in equal installments over four years

○   Encourages retention through multi-year vesting

○   Facilitates stock ownership

•  Performance-vesting restricted stock units (20% of total LTI opportunity)

○   Measured over a cumulative 3-year performance period

○   Measures return on invested capital, which aligns pay with the efficient use of capital

○   Is completely forfeitable if multi-year objectives not met

○   Award denominated in shares to further emphasize shareholder alignment

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Monro, Inc. Board of Directors (the “Board” or the “Board of Directors”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Monro, Inc. 2019 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting” or the “meeting”). The notice of meeting, this Proxy Statement and the enclosed form of proxy card are first being mailed to our shareholders on or about July 16, 2019. In this Proxy Statement, we may also refer to Monro, Inc. and its subsidiaries as “Monro,” the “Company,” “we,” “our” or “us.”

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monro, Inc., a New York corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on Tuesday, August 13, 2019, at 9:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof. The close of business on Monday, June 24, 2019 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting

Monro will host the Annual Meeting at the Strathallan Hotel, 550 East Avenue, Rochester, New York 14607. The meeting will start at 9:00 A.M. (Eastern Daylight Time) on August 13, 2019.

For information on how to obtain directions to the meeting, please contact us at (585) 784-3324.

Shareholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending the Annual Meeting in person.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our common stock as of June 24, 2019 will consider and vote upon the following proposals:

1.  To elect four directors to Class 2 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2021 annual meeting of shareholders;

2.  To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.  To ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending March 28, 2020; and

4.  To consider any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, these are the only matters that the Board of Directors intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each proposal.

Voting Rights of Holders of Common Stock

Shareholders of record as the record date are entitled to vote in person or by proxy at the Annual Meeting. On the record date, there were 33,221,649 shares of our common stock, par value $0.01 per share (“common stock”) outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our shareholders do not have cumulative voting rights.

The voting rights of common shareholders are subject to the voting rights of the holders of the shares of our Class C Convertible Preferred Stock, par value $1.50 per share (“Class C Preferred Stock”).

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Rights of Holders of Class C Preferred Stock

At least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate any action taken by our common shareholders. Therefore, the Class C Preferred Stock holders have an effective veto over all matters put to a vote of our common shareholders, and could use that veto power to block any matter that our common shareholders may approve at the Annual Meeting.

On the record date, there were 21,802 shares of Class C Preferred Stock outstanding. We expect that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of our common shareholders at the Annual Meeting.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may vote by:

•  Calling 1-800-454-8683;

•  Visiting proxyvote.com and inputting the control number shown on your proxy card;

•  completing and returning the enclosed proxy card; or

•  attending the Annual Meeting and voting in person.

Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible.

Voting Instructions for Beneficial Owners

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank or other nominee to vote on your behalf. Please refer to the voting instruction card provided by your broker, bank or other nominee.

If you are a beneficial owner and wish to vote at the Annual Meeting, you must bring a letter from your broker, bank, or other nominee to the Annual Meeting:

1.  confirming your beneficial ownership of the shares;

2.  confirming that the broker, bank, or other nominee is not voting the shares at the meeting and

3.  granting you a legal proxy to vote the shares in person or at the meeting.

You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares.

Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Stock Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as electing directors and approving, on an advisory basis, the compensation of our named executive officers.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if a majority of the issued and outstanding shares of our common stock are present in person or by proxy and are entitled to vote at the Annual Meeting.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. John A. Heisman and Michael L. Boehme, our inspectors of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

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Vote Required to Elect Directors

You may either vote for or withhold authority to vote for all or any of the four nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a majority of the votes cast at the Annual Meeting.

Votes that are withheld from any nominee count as a vote cast against that nominee. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve Compensation of Named Executive Officers

You may cast your vote in favor of, against, or abstain from voting to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of PWC

You may cast your vote in favor of, against, or abstain from voting to ratify the re-appointment of PWC as our independent registered accounting firm for the year ending March 28, 2020.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions are not deemed to be votes cast and will therefore not affect this proposal.

There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

•  executing and delivering a later-dated proxy;

•  providing written notice of the revocation to the Secretary of the Company at the address above; or

•  attending the Annual Meeting and voting in person.

Please note that attending the Annual Meeting alone is not enough to revoke a proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee.

Proxy Instructions

All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board of Directors, or “FOR” the following proposals:

•  the election of the four director nominees named in the Proxy Statement;

•  approving the compensation paid to the Company’s named executive officers;

•  ratifying the appointment of PWC as our independent registered public accounting firm for the fiscal year ending March 28, 2020; and

•  in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting or any adjournment or postponement thereof.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Monro in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist with soliciting proxies for a fee of approximately $13,500, plus reimbursement of reasonable expenses. This fee does not include the costs of printing and mailing the proxy materials. In addition, our directors, officers and employees may solicit proxies by telephone or otherwise.

We will reimburse brokers, banks or other nominees for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

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Results of the Annual Meeting

We will report the voting results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials

We are sending shareholders this full set of proxy materials, including a proxy card, and also notifying shareholders of the availability of the proxy materials and our 2019 Annual Report on the internet. Copies of this Proxy Statement and our 2019 Annual Report are available in the Investor Information section of our website at https://corporate.monro.com/investors/financial-information. You may also request these materials by calling 1-800-876-6676 or emailing krudd@monro.com.

Multiple Copies of Proxy Materials

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form that you receive.

For more information, see the section entitled, “Notice Regarding Delivery of Shareholder Documents” below.

Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Secretary

Monro, Inc.

200 Holleder Parkway

Rochester, NY 14615

(585) 647-6400

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors consists of eight directors, divided into two classes: four directors in Class 1 and four directors in Class 2. The Class 2 directors will serve until the Annual Meeting and the Class 1 directors will serve until the 2020 annual meeting of shareholders, or until their respective successors have been duly elected and qualified. Four directors are nominated for reelection at the Annual Meeting. The Nominating and Corporate Governance Committee has recommended each nominee for election to our Board of Directors.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board of Directors and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES:

Name	Age	Director Since	Independent	Occupation

Frederick M. Danziger	79	1984	Yes	Chairman of the Board of Directors of Griffin Industrial Realty, Inc.

Stephen C. McCluski	67	2013	Yes	Former Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated (Retired)

Robert E. Mellor	75	2010	Yes	Chairman of the Board of Directors

Peter J. Solomon	80	1984	Yes	Chairman of PJ Solomon, L.P.

Class 2 Nominee Information

Set forth below is a summary of the biographical information for each of the Class 2 director nominees:

Frederick M. Danziger Age: 79 Director since: 1984 Committees: Compensation (Chair) Audit Nominating and Corporate Governance	Principal Occupation: Chairman of the board of directors of Griffin Industrial Realty, Inc. (Nasdaq: GRIF), a publicly traded real estate firm
Business Experience:
• Former chief executive officer of Griffin Industrial Realty, Inc. • Formerly held Of Counsel position with Latham & Watkins LLP
Current Directorships:
• Current director of Bloomingdale Properties, Inc. • Current director and chairman of Griffin Industrial Realty, Inc.
Skills and Expertise:

•  Knowledge of legal and regulatory matters, risk management, strategic planning, accounting and finance

•  Leadership skills

•  Experience in corporate governance best practices of other major corporations

5

Stephen C. McCluski Age: 67 Director since: 2013 Committees: Audit (Chair) Compensation Finance Nominating and Corporate Governance	Principal Occupation: Former senior vice president and chief financial officer of Bausch & Lomb Incorporated (Retired)
Business Experience:
• Former senior vice president and chief financial officer of Bausch & Lomb Incorporated • Former vice president and controller of Bausch & Lomb Incorporated
Current and Former Directorships:
• Current chair of the board of directors and member of the audit committee of ImmunoGen, Inc. (Nasdaq: IMGN) • Former director of Standard Microsytems Corporation
Skills and Expertise:
• Knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls

Robert E. Mellor Age: 75 Director since: 2010 Committees: Nominating and Corporate Governance (Chair) Audit Compensation Executive	Principal Occupation: Chairman of the Board of Directors
Business Experience:

•  Former Lead Independent Director of Board of Directors of Monro, Inc.

•  Former Chairman of the Board and Chief Executive Officer of Building Materials Holding Corporation (“BMHC”) (distribution, manufacturing and sales of building materials and component products)

Current and Former Directorships:

•  Former Director of CalAtlantic Group, Inc.

•  Former Chairman of the Board of BMHC

•  Former Director of SMC Stock, Inc. (NASDAQ)

•  Current Non Executive Chairman of the Board of Directors of Coeur Mining, Inc. (NYSE: CDE)

Skills and Expertise:

•  Knowledge in legal and regulatory matters, mergers and acquisitions, risk management, real estate, strategic planning, accounting and finance

•  Experience in corporate governance best practices of other major corporations

Peter J. Solomon Age: 80 Director since: 1984 Committees: Executive Finance	Principal Occupation: Chairman of PJ Solomon, L.P., an investment banking firm, and independently operated affiliate of Natixis, part of Groupe BPCE, a top 10 European and a top 20 global bank.
Business Experience:
• Chairman of PJ Solomon, L.P., an investment banking firm
Current and Former Directorships:

•  Current:    Monro, Inc.

  Babo Botanicals, LLC

•  Former: Member of Boards of Director of Associate Dry Goods Corporation, Culbro Corporation, Edison Brothers Stores, Inc., Esquire, Inc., Handyman Corporation, Lawfin International Limited, LIN Broadcasting Corporation (now known as LIN Media, LLC (NYSE: LIN)), Office Depot, Inc. (Nasdaq: ODP), Phillips-Van Heusen Corporation (now known as PVH Corp. (NYSE: PVH)), The Miller-Wohl Company and The Stop & Shop Supermarket Company.

Skills and Expertise:

•  Knowledge in banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic planning and risk management

•  Leadership skills shown throughout business career and government service

•  Experience in corporate governance best practices of other major corporations

The Board of Directors recommends that you vote “FOR” each of the director nominees listed above.

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Class 1 Director Information

Set forth below is a summary of the biographical information for each of the continuing Class 1 directors:

John L. Auerbach Age: 41 Director since: 2017 Committees: Compensation	Principal Occupation: • Executive Vice President, Art & Objects and Digital Businesses at Sotheby’s, Inc.
Business Experience:

•  Founder and chairman of Eloquii Design, Inc., a digitally native direct-to-consumer women’s fashion brand sold to Walmart

•  Partner of Auerbach Advisers, a digital advisory firm focused on retail clients

•  Former senior vice president of Digital & Global eCommerce at Kate Spade & Company

•  Former member of founding team and President of Men’s at Gilt Groupe, Inc.

•  Former international managing director of Digital & eCommerce Initiatives at Christie’s Inc.

•  Executive Vice President, Art & Objects and Digital Businesses at Sotheby’s, Inc.

Current and Former Directorships:
• Former Chairman, Eloquii Design, Inc.
Skills and Expertise:
• Knowledge and extensive operational experience in digital marketing, brand building and eCommerce deployment and strategy

Donald Glickman Age: 86 Director since: 1984 Committees: Finance (Chair) Executive	Principal Occupation: Partner of J.F. Lehman & Company
Business Experience:

•  Partner of J.F. Lehman & Company, a private equity investment firm that focuses on acquiring middle market companies in the defense and aerospace industries

•  Private investor

•  Former trustee of Babson Corporate Investors and Babson Participation Investors

Current and Former Directorships:
• Former lead director of MSC Software Corporation
Skills and Expertise:

•  Knowledge in banking and financial services, accounting and finance, capital markets, government regulations, mergers and acquisitions and risk management

•  Leadership skills as a senior officer in various investment banking firms

•  Experience in corporate governance best practices of other major corporations

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Lindsay N. Hyde Age: 37 Director since: 2017 Committees: Audit	Principal Occupation: Entrepreneur in Residence, Moderne Ventures and Partner, Wildflower Foundation
Business Experience:

•  Founder and former Chief Executive Officer of Baroo, a provider of pet-related amenities in multifamily communities in large urban markets across the U.S.

•  Founder and former executive director of Strong Women, Strong Girls, a nationally recognized mentoring organization

Current and Former Directorships:
• Former elected director of the Harvard Alumni Association • Former director of Coca-Cola Scholars Alumni Foundation
Skills and Expertise:
• Experience in service delivery • Knowledge in risk management, strategic planning and human resources • Entrepreneurial leadership and approach • Community engagement

Brett T. Ponton Age: 49 Director since: 2017 Committees: Executive (Chair)	Principal Occupation: President and Chief Executive Officer of Monro, Inc.
Business Experience:

•  Former president and chief executive officer of American Driveline Systems, Inc. (parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.)

•  Former president and chief executive officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America

•  Former executive at The Goodyear Tire & Rubber Company

Current and Former Directorships:
• None
Skills and Expertise:
• Knowledge in marketing, store operations, strategic planning, finance and accounting and risk management • Leadership skills as a senior officer of several different companies

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CORPORATE GOVERNANCE PRACTICES AND POLICIES

Board and Committee Independence

The Board of Directors determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board of Directors must also affirmatively determine that the director has no relationship with the Company that would interfere with the director’s exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board of Directors will consider all relevant facts and circumstances in determining whether a director is independent. The Board of Directors also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees and directors satisfy the independence requirements of Nasdaq: John L. Auerbach, Frederick M. Danziger, Donald Glickman, Lindsay N. Hyde, Stephen C. McCluski, Robert E. Mellor, and Peter J. Solomon.

Lead Independent Director

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board of Directors believes that it should be free to make a choice regarding its leadership structure from time to time in any manner that is in the best interests of the Company and its shareholders. Under the Company’s bylaws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform other duties as the Board may elect. Pursuant to our Corporate Governance Guidelines, if the Chairperson is not an independent director, the Board of Directors will designate a lead independent director, responsible for conducting executive sessions of the independent directors. Robert E. Mellor, an independent director, currently serves as Chairman of the Board. As such, we do not have a lead independent director at this time.

Board Committees and Meetings

The Board of Directors held five meetings during the year ended March 30, 2019 (“Fiscal 2019”). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s annual meeting of shareholders and we expect all directors and nominees to attend the Annual Meeting, as is our stated policy in our Corporate Governance Guidelines.

At least annually, the Board of Directors meets to review management succession planning, as well as our overall executive resources. In addition, our non-management independent directors meet regularly in executive sessions. Our Chairman and former lead independent director, Mr. Mellor, has presided over these executive sessions since fiscal 2012.

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Board Committees

The Board of Directors has created five standing committees: a four-member Executive Committee, a four-member Audit Committee, a four-member Compensation Committee, a three-member Finance Committee and a three-member Nominating and Corporate Governance Committee. The Board has adopted a formal, written charter for each of the Committees (except for the Executive Committee), under which each committee operates. The charters can be found in the Investor Information – Corporate Governance section of the Company’s website at https://corporate.monro.com/investors/corporate-governance. As a matter of routine corporate governance, each committee, except for the Executive Committee, reviews its charter and practices on an annual basis. In Fiscal 2019, each committee determined that its charter and practices were consistent with listing standards of Nasdaq.

Director	Audit Committee	Compensation Committee	Executive Committee	Finance Committee	Nominating and Corporate Governance Committee

John L. Auerbach		X

Frederick M. Danziger	X	C			X

Donald Glickman			X	C

Lindsay N. Hyde	X

Stephen C. McCluski	C	X		X	X

Robert E. Mellor	X	X	X		C

Brett T. Ponton			X

Peter J. Solomon			X	X

 C = Committee chairperson; X = Committee member

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four independent directors: Stephen C. McCluski, Chairman, Frederick M. Danziger, Lindsay N. Hyde and Robert E. Mellor. Each member of the Audit Committee is an independent director as defined by rules of the SEC and Nasdaq. In addition, the Board of Directors has determined that Stephen C. McCluski is an audit committee financial expert as defined by SEC rules. The Audit Committee held seven meetings in Fiscal 2019.

The Audit Committee has the sole power and authority to select and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company.

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of four independent directors: Frederick M. Danziger, Chairman, John L. Auerbach, Robert E. Mellor and Stephen C. McCluski. Each member of the Compensation Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Compensation Committee has the power and authority to review and approve the remuneration arrangements for the Company’s executive officers and certain employees. The Compensation Committee also interprets and administers our employee benefit plans, including by selecting participants and approving awards under those plans. The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees. The Compensation Committee held four meetings in Fiscal 2019.

Executive Committee

The Executive Committee of the Board of Directors (the “Executive Committee”) is composed of four directors: Donald Glickman, Robert E. Mellor, Brett Ponton and Peter J. Solomon.

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The Executive Committee has the power and authority of the full Board of Directors, and may exercise that power between meetings of the Board of Directors as necessary. However, without the approval of the full Board of Directors or the shareholders, the Executive Committee may not:

•	approve any action requiring shareholder approval;

•	fill vacancies on the Board of Directors;

•	fix compensation of directors or executive officers;

•	engage our independent registered public accounting firm; or

•	repeal, amend or adopt new bylaws.

During Fiscal 2019, the Executive Committee held five meetings.

Finance Committee

The Finance Committee of the Board of Directors (the “Finance Committee”) is composed of three directors: Donald Glickman, Chairman, Stephen C. McCluski and Peter J. Solomon.

The Finance Committee was established to review with management, and make recommendations to the Board regarding, the Company’s financial position and financing activities. During Fiscal 2019, the Finance Committee held two meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) is composed of three independent directors: Robert E. Mellor, Chairman, Frederick M. Danziger and Stephen C. McCluski. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. Each year, prior to the annual meeting of shareholders, the Nominating and Corporate Governance Committee recommends nominees to serve as our directors for the next two years. The Nominating and Corporate Governance Committee is also responsible for recommending a candidate for the position of lead independent director from the independent members of the Board, when that position is required, and for general oversight of our corporate governance policies and practices. During Fiscal 2019, the Nominating and Corporate Governance Committee held one meeting.

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Board of Directors’ Role in Risk Oversight

Management continually monitors the material risks facing the Company, including competitive, financial (accounting, liquidity and tax), legal, regulatory, operational and strategic risks. The Board as a whole has responsibility for oversight of management’s identification and management of, and planning for, those risks. Reviews of certain focus areas are conducted by relevant Board Committees, as summarized in the table below, who report their deliberations to the Board. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, safety and environment, political and reputational risks.

Each committee meets with key management personnel and representatives of outside advisors to oversee and manage these risks. For example, the Manager of Internal Audit and the General Counsel meet with the Audit Committee to discuss financial, legal and regulatory risks. Management has designed reporting processes to provide visibility to the Board of Directors about identifying, assessing and managing critical risks to the Company and management’s risk mitigation strategies.

During Fiscal 2019, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The results of Management’s review were reported to the Compensation Committee. For Fiscal 2019, management concluded, and the Compensation Committee agreed, that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company

Board or Committee	Primary Areas of Risk Oversight
Full Board of Directors

•  Strategic, financial and execution risks and exposures associated with the annual operating plan

•  Major litigation and regulatory exposures and other current matters that may present material risks to the Company’s operations, plans, prospects or reputation

•  Acquisitions and divestitures (including through post-closing reviews)

•  Senior management succession planning

•  Employee pension and retirement savings plans, including relative investment performance and funded status

•  Cybersecurity risks, including reviewing measures based on presentations from the head of the Company’s Information Technology Department, which occur at least annually, and reports from the Audit Committee

Audit

•  Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting and assets, financial policies, credit and liquidity matters

•  Cybersecurity matters, including reviewing measures implemented by the Company to protect data and reviewing the Company’s responses to any cyber breaches, and receiving regular reports from the head of the Company’s Information Technology Department

•  Compliance with legal and regulatory matters, including environmental matters

Compensation	• Risks and exposures associated with performance management of officers and executive compensation programs and arrangements, including incentive plans
Finance

•  Risks and exposures associated with financial position and financing activities, including cost of capital

•  Use of financial instruments and other hedging arrangements and strategies to manage exposure to financial and market risks

•  Financial status of the Company’s defined benefit pension plan

Nominating and Corporate Governance	• Risks and exposures relating to director succession planning and compliance with corporate governance matters

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Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our finance and legal staff are primarily responsible for developing and implementing processes and controls to gather information about potential related party transactions from our directors and executive officers. Then, based on the facts and circumstances, that group determines whether the Company or a related person has a direct or indirect material interest in the transaction. If our finance and legal staff determine that the Company or a related person has a direct or indirect material interest in a transaction, then the Audit Committee, or other board committee comprised solely of independent directors, must approve or ratify the transaction.

Code of Ethics

We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is publicly available on our website at https://corporate.monro.com/investors/corporate-governance. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer on our website.

Nominating Process

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. The Nominating and Corporate Governance Committee does not have a diversity policy; however, the committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its mission. In assessing potential new directors, the committee considers individuals from various disciplines and diverse backgrounds, taking into account gender, age and ethnicity. The Nominating and Corporate Governance Committee, at the direction of the Board of Directors, has taken meaningful steps to seek to identify one or more potential female nominees for director who satisfy the Company’s director qualification standards, including the appropriate experience and demonstrated commitment to the Company. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board of Directors are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of our shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating and Corporate Governance Committee will consider recommendations from shareholders of potential candidates for the Board of Directors and will evaluate candidates recommended by shareholders in the same manner as it evaluates candidates recommended by Board members, senior officers or search firms. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Nominating and Corporate Governance Committee, so that the Secretary receives the recommendation not less than 120 days and not more than 180 days prior to the next annual meeting of shareholders. Each recommendation must include the information required by the Certificate of Incorporation for shareholders submitting a nomination. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Communications with Directors

Shareholders wishing to communicate with our non-management directors may send a letter to: Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary otherwise determines that it should be delivered more promptly. The Secretary will promptly direct any concerns relating to accounting, internal controls, auditing or officer conduct to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to a subject matter expert for investigation. Alternatively, communication with non-management directors may occur as

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outlined in the section entitled “Administration — Reporting Violations” in our Code of Ethics, which is publicly available on our website at https://corporate.monro.com/investors/corporate-governance/.

Director Compensation

The Company does not pay any director who is also an employee of Monro or its subsidiaries for his or her service as director.

In Fiscal 2019, non-employee directors received the following compensation:

•

$40,000 annual retainer; a $30,000 annual retainer for the chairman of the Board of Directors, as well as audit committee and the finance committee chairmen; a $15,000 retainer for the compensation committee chairman and a $10,000 annual retainer for the nominating and corporate governance committee chairman;

•

a grant of 1,828 shares of restricted stock on the date of the 2018 annual meeting of shareholders, determined by dividing $130,000 by $71.10, the closing price of a share of our common stock on the date of the 2018 annual meeting of shareholders;

•	$3,000 for each meeting of the Board of Directors and $1,000 for each committee meeting attended; and

•	reasonable travel expenses to attend meetings.

Director Stock Ownership Guidelines

The Board of Directors adopted the Monro, Inc. Stock Ownership Guidelines to, among other things, further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its non-employee directors are as follows:

Stock Ownership Guideline	Common stock or equivalents with an aggregate value equal to at least three times the annual cash retainer payable to the director
Target Date	Within a four-year period of joining the Board of Directors

As of March 30, 2019, all of the Company’s non-employee directors are in full compliance with the ownership levels required by the guidelines, except for John L. Auerbach and Lindsey N. Hyde, who joined the Board on August 15, 2017, and who are expected to be fully compliant by their target date of August 15, 2021.

The following table summarizes the compensation that the Company’s directors earned for services as members of the Board of Directors and any committee of the Board of Directors during Fiscal 2019:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock(1) ($)	Total ($)

John L. Auerbach	52,000	129,971	181,971

Frederick M. Danziger	76,000	129,971	205,971

Donald Glickman	88,000	129,971	217,971

Lindsay N. Hyde	55,000	129,971	184,971

Stephen C. McCluski	93,000	129,971	222,971

Robert E. Mellor	108,000	129,971	237,971

Peter J. Solomon	58,000	129,971	187,971

(1)

Beginning in fiscal 2018, the Company began awarding non-management directors with restricted stock awards in lieu of stock options. Each non-management director was awarded 1,828 shares of the Company’s restricted stock on August 14, 2018. This column represents the aggregate award date value of the restricted stock awarded during Fiscal 2019 under FASB ASC 718. The value of the restricted stock is derived by multiplying number of shares awarded by the closing price per share on the award date of $71.10. For additional information on the valuation assumptions with respect to the Fiscal 2019 awards as well as the stock options granted prior to fiscal 2018, refer to Note 1 of the Company’s financial statements in the Form 10-K for the year ended March 30, 2019, as filed with the SEC.

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The restricted stock awarded to directors vests over a three year period. Stock options granted prior to Fiscal 2019 were fully vested at the time of the grant. The following table shows the number of equity awards outstanding for each non-management director as of March 30, 2019.

Name	Restricted Stock Outstanding (Shares)	Stock Options Outstanding (Shares)

John L. Auerbach	4,723	—

Frederick M. Danziger	4,723	—

Donald Glickman	4,723	20,000

Lindsay N. Hyde	4,723	—

Stephen C. McCluski	4,723	20,000

Robert E. Mellor	4,723	—

Peter J. Solomon	4,723	—

TOTAL	33,061	40,000

Anti-Hedging and Pledging Policy

We prohibit our directors from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits directors from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

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OUR EXECUTIVE OFFICERS

The table and biographies below identify our current executive officers, the term they have served with us and their business experience:

Name	Age	Office and Position

Brett T. Ponton	49	Chief Executive Officer and President

Brian J. D’Ambrosia	44	Executive Vice President — Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Gerald G. Alessia	51	Senior Vice President — Chief Merchandising Officer

Deborah R. Brundage	44	Senior Vice President — Chief Marketing Officer

Avijit Dasgupta	48	Senior Vice President — Chief Information Officer

Maureen E. Mulholland	48	Senior Vice President — General Counsel and Secretary

Samuel Senuk	51	Senior Vice President — Store Operations

Brett T. Ponton was appointed to serve as President in August 2017 and Chief Executive Officer in October 2017. Prior to joining the Company, Mr. Ponton served as president and chief executive officer of American Driveline Systems, Inc. (the parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.) from September 2013 until July 2017. He also served as president and chief executive officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America, from 2009 until September 2013. Mr. Ponton also previously served in a variety of roles during an 18-year tenure at The Goodyear Tire & Rubber Company, beginning in 1991.

Brian J. D’Ambrosia was promoted to Executive Vice President — Finance, Chief Financial Officer and Treasurer in April 2018. Before that, since January 2017, Mr. D’Ambrosia served as Senior Vice President — Finance, Chief Financial Officer and Treasurer, and was appointed Assistant Secretary in May 2017. Mr. D’Ambrosia was Vice President — Finance from May 2016 to December 2016. From January 2013 to May 2016, Mr. D’Ambrosia was Vice President — Controller and was named Chief Accounting Officer in December 2015. From August 2010 to January 2013, Mr. D’Ambrosia, a certified public accountant, was Regional Controller — Americas Process Solutions Group at Robbins & Myers, Inc., a publicly held manufacturer of engineered equipment and systems in the global energy and industrial markets. From August 2005 to July 2010, Mr. D’Ambrosia held various accounting and finance positions with Birds Eye Foods, Inc., including Controller-Accounting, Reporting and Planning and Controller-Operations Accounting. From September 2003 to August 2005, Mr. D’Ambrosia was Chief Financial Officer at Rochester Sports Group, a company in the sports entertainment industry. Mr. D’Ambrosia was previously an Audit Manager with Deloitte & Touche, LLP, in Rochester, New York, and was affiliated with that firm from 1997 to 2003.

Gerald G. Alessia joined the Company in July 2018 as the Senior Vice President — Tire Merchandising. In that role, Mr. Alessia oversaw all elements of the Company’s tire merchandising operation. In May 2019, he was promoted to Senior Vice President — Chief Merchandising Officer and now oversees facilities, parts merchandising and fleet and national accounts, in addition to tire merchandising. Mr. Alessia joined Monro with over 27 years of industry experience at large, national retailers. This included 12 years at Goodyear Tire. Prior to Goodyear, Mr. Alessia held numerous roles at Sears Holding Corporation. He holds a Master of Science in Human Resource Management and Development from the National Louis University and a Bachelor’s degree from Illinois State University.

Deborah R. Brundage was appointed to serve as Senior Vice President — Marketing and Merchandising in March 2018. Her title was changed to Senior Vice President and Chief Marketing Officer in October of 2018. Ms. Brundage joined the Company after more than 16 years of global brand development, marketing and business leadership at Procter & Gamble. During her time with Procter & Gamble, Ms. Brundage led global, multi-channel brand building, marketing and product development programs across a diverse set of consumer products, including Iams® pet food, Gain® laundry detergent and Always Discreet® personal care. Prior to joining Procter & Gamble, from 1996 to 1999, Ms. Brundage worked in the audit practice of PricewaterhouseCoopers. She holds a Bachelor’s degree from Michigan State University and an M.B.A. from the University of Rochester Simon School of Business.

Avijit Dasgupta joined Monro in July 2018 as Vice President of IT Infrastructure and Data Architecture and was promoted in October 2018 to Senior Vice President — Chief Information Officer. In joining the Company, Mr. Dasgupta

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brought over 25 years of IT experience at industry-leading companies, including Constellation Brands from September 2013 through March 2018 and Xerox from June 1997 through August 2013. Since joining Monro, Mr. Dasgupta has led the expansion of the Company’s IT infrastructure and data capabilities, supporting the roll out of a number of key Monro.Forward initiatives. In his role, Mr. Dasgupta oversees the entire IT organization.

Maureen E. Mulholland has been Senior Vice President — General Counsel and Secretary since August 2017. Ms. Mulholland joined the Company as General Counsel in October 2003 and was appointed Vice President in May 2012. Prior to joining the Company, Ms. Mulholland worked as an associate attorney at the Rochester, NY-based law firms of Underberg & Kessler LLP and Harris Beach, PLLC. She holds Bachelor’s and Master’s degrees from The University of Scranton and graduated from the University of Notre Dame Law School.

Samuel Senuk had been Divisional Vice President — Store Operations from April 2017 to June 2019, when he was promoted to Senior Vice President — Store Operations. From August 2016 through March 2017, Mr. Senuk was a Senior Zone Manager supervising several zones. Prior to that, Mr. Senuk served as Divisional Vice President at TBC Corporation from August 2013 through July 2016. Prior to that, Mr. Senuk served as a Zone Manager with the Company from October 2000 through July 2013 and as a Market Manager from May 1996 through September 2000 and has worked for Monro in various other capacities since 1990.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to provide our shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As discussed under the heading “Compensation Discussion and Analysis” below, our executive compensation program is designed to attract, retain and motivate the performance of the executive management talent who are expected to advance both the short-term and long-term interests of our shareholders. In addition, our compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to our performance.

Result of 2018 Advisory Vote on Executive Compensation

At the 2018 Annual Meeting, the “Say on Pay” proposal received support from approximately 80% of the votes cast at the meeting in favor of the compensation of our named executive officers. Given that in the prior years, the Company’s Say on Pay proposals were approved by an overwhelming majority of votes cast, we took the results of this vote seriously. The Compensation Committee engaged with shareholders to better understand their perspectives on our executive compensation program and related company matters. We carefully considered shareholder feedback, advice from our independent compensation consultant, and input from proxy advisory firms regarding compensation program design elements, the nature and type of metrics in our performance-based incentive plans, and the linkage of executive pay to Company and individual performance when establishing our executive compensation plan for the fiscal year ending March 28, 2020 (“Fiscal 2020”).

Based, in part, on the feedback received, the Compensation Committee made several changes to our compensation program for Fiscal 2020 aimed principally at enhancing the performance-based nature of our program and increasing overall transparency. The Compensation Committee determined that starting with the Fiscal 2020 awards more of the long-term incentive value would be delivered in performance-vesting restricted stock units (“PSUs”) decreasing the value delivered in stock options. The mix and weighting of long-term incentives for Fiscal 2020 would include:

1.	40% PSUs;

2.	30% time-vesting restricted stock units; and

3.	30% stock options.

This weighting more closely aligns with the average mix of long-term incentive vehicles for executives at companies within our peer group, and is further aligned with our compensation philosophy. Additionally, we are also enhancing the disclosure of our executive compensation program providing more insight into the Committee’s evaluation of executive’s goals and performance under the annual incentive plan.

The Compensation Committee values the opinions of shareholders and will continue to consider the outcome of the Say on Pay vote and Company objectives when making future compensation decisions.

2019 Advisory Vote on Executive Compensation

The Compensation Committee, along with the Board, believe that the policies, procedures and amounts of compensation discussed here, and described further in this Proxy Statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our shareholders. To indicate approval of our executive compensation, a majority of the votes cast must vote in favor of the proposal.

This Say on Pay vote is advisory and therefore is not binding on the Company, the Compensation Committee or our Board. Our Board values the opinions of our shareholders and, to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether actions are necessary to address these concerns.

We are asking shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on a non-binding basis.”

We currently hold this vote on an annual basis. The next vote is expected to be held at the 2020 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee of the Board of Directors (the “Committee”) made its compensation decisions for our named executive officers for the fiscal year ended March 30, 2019 (“Fiscal 2019”).

The Company has experienced several executive officer transitions during Fiscal 2019, including the following:

•	Gerald G. Alessia was appointed as Senior Vice President – Tire Merchandising, effective July 31, 2018 and promoted to Senior Vice President – Chief Merchandising Officer on May 16, 2019.

•	Avijit Dasgupta was appointed Vice President – IT Infrastructure and Data on July 31, 2018 and promoted to Senior Vice President – Chief Information Officer on October 8, 2018.

•	Deborah R. Brundage’s title was changed to Senior Vice President – Chief Marketing Officer from Senior Vice President – Marketing on October 8, 2018.

•	Raymond L. Pickens, former Divisional Vice President – Store Operations, resigned from the Company effective December 31, 2018.

•	Matthew E. Naylor, former Chief Operating Officer, resigned from the Company effective April 30, 2019.

The list of executive officers deemed to be serving as our named executive officers (our “Named Executive Officers”) for Fiscal 2019 are:

•	President and Chief Executive Officer (our “CEO”), Brett T. Ponton;

•	Executive Vice President and Chief Financial Officer, Brian J. D’Ambrosia;

•	Former Chief Operating Officer, Matthew E. Naylor;

•	Senior Vice President – Chief Merchandising Officer, Gerald G. Alessia; and

•	Senior Vice President – Chief Marketing Officer, Deborah R. Brundage.

The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our Named Executive Officers in Fiscal 2019 and the report of the Committee, which immediately follow below.

Executive Summary

Compensation Philosophy and Objectives

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq and Internal Revenue Code rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors (the “Board”). A copy of the charter is publicly available on our website at https://corporate.monro.com/investors/corporate-governance.

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support our core values and culture by promoting internal equity and external competitiveness. To meet these objectives, the Committee has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading automotive and retail companies; and

•	Pay for performance by:

-	setting challenging yet realistic annual performance goals in our short-term incentive plan that rewards executives for the achievement of these goals; and

-	providing a mix of long-term incentives weighted toward performance to ensure alignment with shareholders and focus on increasing shareholder value, while retaining key talent.

The above policies guide the Committee in determining the proper allocation between short- and long-term compensation. Other considerations include our financial performance, business objectives, our fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

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The compensation program rewards our Named Executive Officers for attaining established goals that require the dedication of their time, efforts, skills and business experience for the success of the Company. The program is designed to reward both annual and long-term performance. Short-term performance is rewarded through base salary and annual bonus. Beginning in Fiscal 2019, long-term performance is now rewarded through a mix of vehicles: performance-vesting restricted stock units (“PSUs”); time-vesting restricted stock units (“RSUs”) and stock options. The value of each vehicle is based on a number of factors predicated on the Company’s financial performance. In addition, our Named Executive Officers receive other benefits, certain of which are available to all other salaried employees of the Company.

Elements of Compensation for Fiscal 2019

The objectives and key characteristics of direct elements of our Fiscal 2019 executive compensation are summarized below:

Compensation Element	Performance Period	Objectives
Base Salary (Cash)	One year

•  Fixed annual cash provided for performing day-to-day job responsibilities

•  Generally determined based on an individual’s time in the position, experience, performance, future potential and market data

•  Reviewed annually for potential adjustment based on factors such as changes in the executive’s responsibilities, individual performance and market data

Annual Incentive Bonus (Cash)	One year

•  Variable cash compensation tied to the achievement of annual corporate financial and operational goals established by the Committee each fiscal year

•  Aligns compensation earned by executives with our performance

Long-Term Incentive Compensation (Equity Awards)	3-4 years

•  Mix of equity awards intended to provide a balanced portfolio with the intention of motivating, rewarding, and retaining executives

•  70% of equity awards are performance-based with the following mix: 50% stock options, 30% RSUs and 20% PSUs

•  Stock options align rewards with shareholder returns, with value realized only if the stock price appreciates over the grant price

•  RSUs and PSUs also provide a link with shareholders, while encouraging retention

•  Stock options and RSUs vest over four years encouraging retention and executive stock ownership

•  PSUs provide value for executives based on Company performance over a three-year period

○  For awards granted during Fiscal 2019, performance is measured by return on invested capital (“ROIC”), which aligns pay with the efficient use of capital

○  PSUs are forfeited if multi-year objectives are not met

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What We Do	What We Don’t Do
✓ Pay for performance	• Permit short sales by directors, officers or employees
✓ Reasonable post-employment and change in control provisions	• Allow hedging or pledging of company stock
✓ Stock ownership guidelines	• Offer change in control tax gross-ups
✓ Utilize independent compensation advisor	• Permit repricing of underwater options without shareholder approval
✓ Clawback policy	• Offer unreasonable perquisites
✓ Risk mitigation

Role of the Compensation Consultant

As outlined in its charter, the Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the Committee’s duties. The Committee can retain and dismiss such consultants and advisers at any time. The Committee’s consultants report directly to the Committee and have direct access to the Committee through the Committee’s Chairman. The Committee requires that any consultant it retains cannot be utilized by management for other purposes. Although management may work closely with the consultant, the consultant is ultimately accountable to the Committee on matters related to executive compensation.

The Committee retains the services of Exequity, LLP (“Exequity”) as its independent compensation consultant. Exequity has not provided any other services to the Company prior to or subsequent to being retained as the compensation consultant to the Committee. The Committee was solely responsible for the decision to retain Exequity as its consultant. Exequity advises the Committee on matters of Named Executive Officer compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While Exequity may express an opinion on compensation matters, the Committee is solely responsible for setting the type and amount of compensation for our Named Executive Officers.

The Committee recognizes that it is essential to receive objective advice from its compensation consultant. The Committee examines the procedures and safeguards that Exequity takes to ensure that the compensation consulting services are objective. The Committee has assessed the independence of Exequity pursuant to SEC rules and its charter and concluded that Exequity’s work for the Committee does not raise any conflict of interest. In making this assessment, the factors taken into consideration included:

•	that the compensation consultant reports directly to the Committee, and the Committee has the sole power to terminate or replace its compensation consultant at any time;

•	the compensation consultant does not provide any other services to the Company;

•	the compensation consultant’s policies and procedures designed to prevent conflicts of interest; and

•	any business or personal relationships between the compensation consultant, on one hand, and any member of the Committee or executive officer, on the other hand.

Shareholder Engagement

We believe that it is important for us to communicate with shareholders regularly regarding areas of interest or concern. Engagement with shareholders allows us to solicit input and respond to questions about Company matters, including our executive compensation program. As part of our Fiscal 2019 outreach, we requested the opportunity to meet with the holders of approximately 75% of our common stock outstanding as of June 2018. Both management and the Chairman of the Committee met with several of our largest shareholders, providing a direct line of communication between our shareholders and the Board.

Our outreach meetings gave us the chance to highlight the strong operating performance delivered by the Company over the past year. In addition, we highlighted the Committee’s commitment to compensation best practices, including hiring an independent compensation consultant, Exequity, LLP, and redesigning the Company’s executive

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compensation annual and long-term incentive plans for Fiscal 2019. This redesign reinforced our strong commitment to pay for performance, better aligned our plans with market practice and provided a clearer line-of-sight within our executive incentive programs.

We received overwhelmingly positive feedback on the changes made to the executive compensation program for Fiscal 2019. We were encouraged in Fiscal 2020 to consider an increase in the percentages of recently-introduced RSUs and PSUs relative to stock options as part of our overall long-term incentive compensation. We considered all the feedback received in developing our compensation program and will continue to evaluate for potential changes in the future. We believe our current long-term program ensures alignment with shareholders and a focus on pay for performance. All shareholder feedback that we received was reported to the Committee and the Board for consideration.

Based, in part, on feedback received, as well as our continued focus on long-term improvement and pay for performance, we made the following changes to our long-term incentives for Fiscal 2020:

•	Increased the weighting of PSUs from 20% to 40%; and

•	Decreased the weighting on stock options from 50% to 30%.

The evolution of long-term performance-based awards reflects the Committee’s commitment to pay for performance and alignment with shareholders. PSUs will continue to be measured on ROIC as we believe that this is the right measure to ensure the efficient use of capital and reflects a balance with the short-term incentive metrics. Awards will continue to be denominated in shares ensuring alignment with shareholders.

Oversight of the Executive Compensation Program

The Committee administers the executive compensation program on behalf of the Board and our shareholders.

In determining the appropriate compensation packages for our executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity based compensation. In addition, our CEO annually reviews the performance of each of the executives (other than himself, whose performance is reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels and annual bonus amounts are presented to the Committee in May each year. The Committee relies to a large extent on our CEO’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding our executives.

The Company presently does not have a pre-established policy for the allocation between annual executive compensation and long-term incentive-based executive compensation. Instead, the Committee uses a flexible approach so that it may reward recent performance and create incentives for long-term enhancements in shareholder value. However, the Committee does seek to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest portion dedicated to incentive-based compensation.

Market Data

In addition to many other factors that affect compensation determinations, the Committee takes into account the compensation practices of a peer group, where available, in formulating its compensation program. In Fiscal 2019, the Company developed an enhanced peer group to be used for executive compensation purposes. This group included automotive service and parts companies, including Group 1 Automotive, Inc., AutoZone, Inc., O’Reilly Automotive and Asbury Automotive, Inc., along with other retailers such as The Children’s Place, Inc., Sleep Number Corporation, Shutterfly, Inc. and At Home Group Inc. For Fiscal 2019, the Committee did not set executive compensation at or near any particular target percentile within a peer group. Instead, the Committee used market data as a consideration in setting our executive compensation levels.

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Fiscal 2019 Compensation Changes

For Fiscal 2019, we made a number of changes to our compensation program to provide a stronger linkage with our shareholders and greater emphasis on our pay for performance philosophy and to support our short- and long-term goals. The table below summarizes the changes made.

Incentive Plan	Fiscal 2018 Plan	New Fiscal 2019 Plan
Annual Incentive Bonus Plan	Company-wide performance based 100% on pre-tax income, with targets linked to the budget. Actual awards range from 0% to 250% of target for officers, and 0% to 167% of target for the former CEO (0% to 150% for Mr. Ponton) based on Company performance.

Three performance goals intended to drive the Company’s objectives of profit and growth, and individual performance:

•  40% comparable store sales

•  40% pre-tax income

•  20% key individual initiatives

Awards for executives can range from 0% to 200% of target based on performance.[1]

Long-term Incentive Plan	Generally 100% stock options, which vest in substantially equal annual installments over four years.	Three-pronged approach: • 50% stock options • 30% RSUs • 20% PSUs Stock options and RSUs vest over four years. PSUs will vest based on the attainment of 3-year average ROIC goal.

Base Salary

We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. The amount of base salary is meant to reflect the primary responsibilities of his/her position and is set at a level that the Committee believes will enable us to attract and retain talent. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, internal pay alignment and equity, responsibilities of the position, longer term potential, individual experience and methods to achieve results, as well as market data.

Annual salary planning begins with a percentage guideline for increases, based upon our annual budget, which is adjusted upward or downward for individual performance based on recommendations from our CEO. The guidelines are set after considering competitive market factors as previously described, affordability and current salary levels, as appropriate. The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of our performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experience, and the individual’s contribution to our performance and profitability. Base salary adjustments for executive officers, other than our Named Executive Officers, during Fiscal 2019, ranged from 0% to 27% and averaged approximately 5.1%.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. The Committee typically approves the base salary increases in May. In May 2018, the Committee adjusted base salaries for the Named Executive Officers, retroactive to April 1, 2018. The salaries the Company paid to the Named Executive Officers during Fiscal 2019 are shown in the 2019 Summary Compensation Table below.

[1]	Except for those with employment agreements previously agreed to by the Committee.

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The April 2018 base salary increases for all executives were established after considering job performance, internal pay alignment and equity, increased responsibilities and marketplace competitiveness.

Annual Incentive Bonus

The Committee has the authority to award annual incentive bonuses to our executive officers. Each May, the Committee establishes targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Our Named Executive Officers receive their annual incentive bonus pursuant to the Company’s Executive Bonus Plan.

For Fiscal 2019, the Committee made significant changes to the annual incentive bonus plan to focus more on profitable earnings and organic growth, with an individual component to emphasize key initiatives and individual performance. In addition, the Committee believes the changes to the annual incentive bonus plan provide better alignment of executives with our shareholders, with any amount earned dependent on our performance objectives designed to enhance shareholder value.

The Fiscal 2019 annual incentive bonus plan departs from prior plans, which had been based on pre-tax income exclusively, by incorporating three measures meant to focus executives on our objectives to increase revenue, profit and same store sales. Fiscal 2019 performance measures and weighting are:

1.	40% based on comparable store sales;

2.	40% based on pre-tax income; and

3.	20% based on key individual initiatives (“KIIs”).

The target for comparable store sales and pre-tax income are based on the budget set by the Board for Fiscal 2019. In addition, the Committee reworked our goal setting process for threshold, target, and maximum performance to ensure greater linkage with our performance and expectations, and executive contributions. The Committee determined that the KIIs goal will allow for greater flexibility in assessing individual performance and contributions that further our stated objectives.

Annual bonus award opportunities for executives during Fiscal 2019 ranged from 0% to 200% of target based on performance, except for those with employment agreements previously agreed to by the Committee. No bonus would be earned for performance below threshold, 50% payout for threshold performance (except for those with employment agreements), 100% payout for target performance and 200% payout for maximum performance (except for those with employment agreements); actual awards was interpolated based on performance/payout scale. In setting targets for Fiscal 2019, the Committee considered several factors, including past performance versus budget, investor and analyst expectations, internal budgets, and peer and industry expectations. The Committee also modified our payout scale to be more in-line with market practice.

The table, below, provides Fiscal 2019 goals and achievements:

	FY 2019 Goal and Actual Results Achieved
Name	Threshold	Target	Maximum	Actual
Comparable Store Sales	.50%	2.00%	4.00%	2.3%
% of Target	25%	100%	200%	115%
Pre-tax income	$92,047,500	$102,275,000	$117,616,250	$100,360,000
% of Target	90%	100%	115%	98.13%

In addition to the comparable store sales and pre-tax Income performance targets, the Committee also requested that each Named Executive Officer identify at the start of the fiscal year 2-3 KIIs that would advance the Company’s Monro.Forward strategic initiatives. These KIIs would be used as a third performance measure for up to 20% of the Fiscal 2019 annual incentive bonus. Each KII tied to one or more of the “four pillars” of the Company’s Monro.Forward strategy:

•	Improving Customer Experience

•	Enhancing Customer-Centric Engagement

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•	Optimizing Product & Service Offering

•	Accelerating Productivity & Team Engagement

These KIIs focused on specific and measurable key initiatives for the work in their respective areas of responsibility over the course of the fiscal year in support of Monro.Forward. For example, one of Ms. Brundage’s KIIs for Fiscal 2019 was to drive customer acquisition by shifting marketing focus to higher return on investment channels such as digital, including the relaunch of the Company’s retail websites. This KII supported the Company’s strategic pillar of: “Enhancing Customer-Centric Engagement.” At the end of Fiscal 2019, the Committee evaluated each Named Executive Officer’s performance relative to his or her respective KIIs and determined that each would receive at least the full award. Pursuant to his Transition Agreement with the Company, discussed later in this proxy statement, Mr. Naylor was not eligible to receive an annual bonus award for Fiscal 2019.

The actual amount of each executive’s bonus under the Executive Bonus Plan was determined based on the Committee’s review of our level of achievement of the stated performance targets and KIIs. All bonus awards made under the Executive Bonus Plan are subject to the Committee’s approval. In addition, the Committee has the sole authority to determine whether the performance targets have been achieved by the Company and whether the KIIs have been achieved by the executive and, if so, the applicable bonus award percentages to be paid. The Committee may use its discretion to include or exclude extraordinary or unusual items in determining the level of achievement of the performance targets.

The Committee’s practice is to pay cash awards based upon the achievement of our annual financial performance goals and KIIs. The Committee carefully considers any exceptions. Absent extraordinary circumstances, there are no payouts for below threshold performance.

Under the Executive Bonus Plan for Fiscal 2019, the Committee generally targeted bonus amounts to be paid at (a) 20% of base salary for each of the Company’s Vice Presidents, (b) 25% of base salary for each of the Company’s Senior Vice Presidents; and (c) 45% for each of the Company’s Executive Vice Presidents. The target bonus amounts and maximum payout amounts for our Name Executive Officers for Fiscal 2019 were:

Name	Base Salary ($)	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)
Brett T. Ponton	550,000	100%	150%
Brian J. D’Ambrosia	350,000	45%	112.5%
Matthew E. Naylor	350,000	45%	112.5%
Gerald G. Alessia(1)	166,462	25%	50%
Deborah R. Brundage	240,000	25%	50%

(1)	The reported salary for Mr. Alessia reflects the payments he actually received in Fiscal 2019, as he joined the Company in July 2018.

Long-Term Incentive Compensation

Prior to Fiscal 2019, our long-term incentive compensation generally consisted of awarding 100% of the long-term incentive value in stock options to eligible employees, including, but not limited to, all executives. This approach served us well in ensuring value for executives only when value was also created for shareholders. However, the Committee recognized the need to provide greater line-of-sight to performance goals, align payouts with the achievement of multi-year operational objectives, and to recognize the need to retain a talented workforce. As such, starting with Fiscal 2019, the Committee moved to a three-pronged approach where long-term incentive compensation will generally be comprised of:

1.	50% stock options;

2.	30% RSUs; and

3.	20% PSUs.

Stock options and RSUs vest ratably over four years. PSUs will vest in their entirety based on our attainment of a three-year average ROIC goal. ROIC was identified as an important measure for the Company to focus management on the efficient deployment of capital over the long-term. We believe ROIC in the long-term plan, coupled with the short-term metrics in the annual bonus of profit and organic growth, ensures a balanced approach of both income and capital management.

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We believe our three-pronged approach to long-term incentives will encourage retention, performance and a continuing link with shareholders. For our executives, the amount of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of our shareholders. The Committee believes that equity awards are a significant portion of the total compensation package for executives and are an important retention tool.

The Committee considered the following factors in evaluating the 2019 long-term incentive compensation grants for our Named Executive Officers: recommendation by our CEO, individual performance, change in responsibility, the recipient’s level within the Company’s overall workforce, prior equity compensation awards, the value of the awards as a percentage of the recipient’s total compensation and the expense associated with the awards.

Executive Officer Stock Ownership Guidelines

The Company requires our Named Executive Officers to achieve and maintain a certain minimum level of ownership of the Company’s common stock. The purpose of the guidelines is to further engage certain senior executives in the long-term success of the Company. The Company’s stock guidelines for our Named Executive Officers are as follows:

Position	Stock Ownership Guideline
Chief Executive Officer	Common stock with an aggregate value equal to at least four times annual base salary
Chief Financial Officer	Common stock with an aggregate value equal to at least three times annual base salary
Other Named Executive Officers	Common stock with an aggregate value equal to at least three times annual base salary

Each covered executive is required to achieve his or her required ownership level within four years of the commencement date of his or her employment or promotion. As of March 30, 2019, all of our Named Executive Officers were still in their respective transition periods for becoming compliant. Mr. D’Ambrosia is expected to be fully compliant with the ownership levels required by the guidelines by July 2021, Mr. Ponton and Ms. Brundage are expected to be fully compliant by July 2022, while Mr. Alessia is expected to be fully compliant by July 2023. Mr. Naylor resigned from the Company on April 30, 2019.

Clawback Policy

In May 2018, the Board adopted the Monro, Inc. Executive Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy provides for the recoupment of certain incentive compensation in the event of a financial restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws, and acts of fraud, misappropriation or embezzlement. The Clawback Policy is administered by the Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Committee.

Anti-Hedging and Pledging Policy

Under our insider trading policy, we prohibit employees from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits employees from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

The Company also provides our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive compensation program, the Committee’s

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executive compensation philosophy, as well as the Committee’s objective better to enable us to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

We sponsor, for all employees, a retirement plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Internal Revenue Code. Beginning in July 2018, this plan was amended to match 50% of the first 6% contributed to the 401(k) plan. Previously, we had generally matched 50% of the first 4% contributed. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. In addition, any employee whose plan benefit is limited by Internal Revenue Code limitations (including our Named Executive Officers), may participate in the Deferred Compensation Plan. The purpose of the Deferred Compensation Plan is to provide affected employees with the opportunity to receive a retirement benefit that bears a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code.

The Deferred Compensation Plan provides the opportunity for eligible employees, including our Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the Deferred Compensation Plan, we match base salary deferral amounts for salary over the Internal Revenue Code compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under our qualified 401(k) Plan. No amounts credited under the Deferred Compensation Plan are funded and the right of a participant or beneficiary to receive a distribution is an unsecured claim against our general assets. The Deferred Compensation Plan is part of our competitive total compensation and benefits package that helps it attract and retain key talent. The costs of the Deferred Compensation Plan are included in the “Nonqualified Deferred Compensation Table”. The current annual earnings rate of 5% is credited to the account.

Our other benefit plans primarily include medical and other health care benefits, group life insurance, disability and an employee stock purchase plan which allows eligible employees to utilize a percentage of their base salary to purchase shares of our common stock.

Our Named Executive Officers are provided with the use of a company-owned vehicle or a car allowance, as well as participation in the plans and programs described above.

The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.

Attributed costs of the perquisites and personal benefits described above for our Named Executive Officers for Fiscal 2019 are included in the “All Other Compensation” column of the “2019 Summary Compensation Table” appearing below.

Other Matters

Employment Agreements

The Company has entered into employment agreements with each of Brett T. Ponton, Brian J. D’Ambrosia and Matthew Evan Naylor. Each of these employment agreements was reviewed and approved by the Committee. In addition, the Board reviewed and approved our employment agreement with Mr. Ponton. Mr. Naylor resigned from the Company effective April 30, 2019. As such, our description of his employment agreement is written in past tense. The Committee believes that these employment agreements are an important part of the overall executive compensation program and serve as a recruitment and retention device.

The employment agreement for each executive generally addresses: role and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason”, as defined in the agreement; termination in the event of death, disability or retirement; and termination for “Cause” and termination without “Cause”, as defined in the agreement. Further, the agreement stipulates that the executive may not compete with us or solicit its employees for prescribed periods following termination of employment or disclose confidential information.

Each employment agreement also contains termination and related pay provisions in the event of a “change in control”. In all cases, for the change in control provision to apply, there must be both (1) a “change in control”, as well as (2) a termination by us without cause or a resignation by the executive for reasons defined in the agreement, including a

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material diminution of his or her duties. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date we entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of our Common Stock; (ii) upon our sale substantially as an entity to a Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which our shareholders immediately preceding the merger hold less than 50% (disregarding the voting and consent rights of the Class C Preferred Stock) of the combined voting power for the election of directors of the Company immediately following the merger. Consistent with our policy, none of the employment agreements include an excise tax gross-up provision.

Ponton Agreement

In June 2017, we entered into an employment agreement (the “Ponton Agreement”) with Mr. Ponton, with a term of August 1, 2017 through July 31, 2020. During the term of the Ponton Agreement, Mr. Ponton serves as our President and Chief Executive Officer.

Under the Ponton Agreement, Mr. Ponton (i) is paid a base salary of $550,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of our bonus plan, of up to 150% of his base salary upon the achievement of certain predetermined corporate objectives; and (iii) participates in our other incentive and welfare and benefit plans made available to executives. In connection with signing the Ponton Agreement, Mr. Ponton received a $600,000 signing bonus, a pro rata portion of which must be repaid to us if Mr. Ponton is terminated by us for Cause (as defined therein) or Mr. Ponton resigns other than for Good Reason (as defined therein) before August 1, 2018. In addition, under the Ponton Agreement, Mr. Ponton is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. Ponton for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Ponton Agreement.

D’Ambrosia Agreement

In December 2016, we entered into an employment agreement (the “D’Ambrosia Agreement”) with Mr. D’Ambrosia, with a term of January 1, 2017 through December 31, 2020. During the term of the D’Ambrosia Agreement, Mr. D’Ambrosia serves as our Senior Vice President – Finance and Chief Financial Officer of the Company. In June 2018, in connection with Mr. D’Ambrosia’s promotion to Executive Vice President, we amended the D’Ambrosia Agreement, effective as of April 1, 2018, to increase his base salary and his target and maximum annual bonus opportunity.

Under the D’Ambrosia Agreement, as amended, Mr. D’Ambrosia (i) is paid a base salary of $350,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of our bonus plan, of up to 112.5% of his base salary upon the achievement of certain predetermined corporate objectives; and (iii) participates in our other incentive and welfare and benefit plans made available to executives. In addition, under the D’Ambrosia Agreement, Mr. D’Ambrosia is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. D’Ambrosia for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Ambrosia Agreement.

Naylor Agreement

In March 2018, we entered into an employment agreement (the “Naylor Agreement”) with Mr. Naylor, with a term of March 26, 2018 through March 31, 2021. During the term of the Naylor Agreement, Mr. Naylor served as the Chief Operating Officer of the Company.

Under the Naylor Agreement, Mr. Naylor (i) was paid a base salary of $350,000; (ii) was eligible to earn an annual bonus, pursuant to the terms of our bonus plan, of up to 112.5% of his base salary upon the achievement of certain predetermined corporate objectives; and (iii) participated in our other incentive and welfare and benefit plans made available to executives. In addition, under the Naylor Agreement, Mr. Naylor was entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. Naylor for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Naylor Agreement.

On February 20, 2019, we entered into a transition agreement with Mr. Naylor (the “Transition Agreement”) pursuant to which Mr. Naylor voluntarily resigned from the Company effective April 30, 2019. Pursuant to the Transition Agreement, Mr. Naylor received the remainder of his regular wages through April 30, 2019. The Transition Agreement also provided

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Mr. Naylor a payment of $39,000, grossed up for taxes, in exchange for his execution of a release of claims against us. Mr. Naylor’s option to purchase 14,666 shares of our common stock at a price of $53.80 and his RSUs covering 2,912 shares, vested on March 26, 2019.

The provisions described above and other material provisions of our employment agreements with Messrs. Ponton, D’Ambrosia and Naylor are discussed in the “Summary Compensation Table”, the “Grants of Plan-Based Awards Table”, and in the “Potential Payments Upon Termination or Change in Control” sections of this Proxy Statement.

At this time, the Committee has not determined that it is necessary to enter into employment agreements with any other executive positions. However, Vice President-level employees and above, including Zone Managers, are entitled to between one and six months’ base salary, depending on an individual’s length of service, as severance pay should they be terminated by the Company for reasons other than cause or poor performance. Further, Ms. Mulholland is entitled to two years’ base salary upon a termination in the event of a change in control of the Company.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers. Prior to January 1, 2018, this deduction limit applied to the compensation paid to the chief executive officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer) who were employed on the last day of the fiscal year. This $1 million deduction limit did not apply to compensation that met the Section 162(m) requirements for “qualifying performance-based compensation”. When designing all aspects of compensation, the Committee has considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. However, we have reserved the right to administer our compensation arrangements in a manner that does not satisfy the requirements of Section 162(m) as we determine to be appropriate.

The “Tax Cuts and Jobs Act” eliminates the “qualified performance-based compensation” exception under Section 162(m) of the Internal Revenue Code for taxable years beginning on or after January 1, 2018, but provides transition relief for compensation paid under binding written contracts that were in effect as of November 2, 2017, so long as the contract is not materially modified after such date. As a result, compensation paid to our covered executive officers (including the income recognized upon the exercise of stock options) in excess of $1 million will not be deductible by us unless it qualifies for the transition relief. The Tax Cuts and Jobs Act also expanded the executive officers subject to the Section 162(m) $1 million deduction limit, which now includes anyone who has ever been our chief executive officer, chief financial officer or one of the three highest paid named executive officers (other than the chief executive officer and chief financial officer) in any fiscal year beginning on or after January 1, 2017. Due to the limited regulatory and other guidance pertaining to the future interpretation of Section 162(m) of the Internal Revenue Code and the transition relief, no assurance can be given that compensation intended to qualify for the performance-based exception in fact will so qualify.

We make no representation that the compensation of our Named Executive Officers will be fully deductible for federal income tax purposes, and we continue to reserve the right to award compensation that is not fully deductible under Section 162(m) of the Internal Revenue Code and to administer our compensation arrangements in a manner that does not satisfy the requirements of Section 162(m) as we determine to be appropriate.

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EXECUTIVE COMPENSATION TABLES

2019 Summary Compensation Table

The table below sets forth the compensation paid to or earned by our “Named Executive Officers” listed in the table for the three-year period ended March 30, 2019.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards(3) ($)	Stock Award(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Brett T. Ponton	2019	550,000	—	—	199,983	672,404	18,300	1,440,687
Chief Executive Officer and President	2018	393,378	600,000	3,300,000	1,414,500	—	39,000	5,746,878
Brian J. D’Ambrosia	2019	350,000	—	—	149,945	192,552	21,400	713,897
Executive Vice President—Finance	2018	275,000	—	—	—	—	17,400	292,400
and Chief Financial Officer	2017	218,750	—	525,840	—	—	8,800	753,390
Matthew E. Naylor(7)	2019	350,000	—	—	74,972	—	109,900	534,872
Former Chief Operating Officer	2018	6,731	—	515,680	469,997	—	100	992,508
Gerald G. Alessia Senior Vice President—Chief	2019	166,462	25,000 —	125,861	49,967	50,731 —	11,500	429,521
Merchandising Officer(8)
Deborah R. Brundage	2019	240,000	—	19,417	19,188	73,353	97,400	449,358
Senior Vice President—Chief Marketing Officer(8)	2018	18,462	—	—	150,023	—	8,000	176,485

(1)	The reported salary for Mr. Alessia reflects the payments he actually received in Fiscal 2019, as he joined the Company in July 2018.

(2)

For Mr. Alessia, the Fiscal 2019 bonus represents the $25,000 signing bonus associated with his offer letter, which was paid as a lump sum in August 2018. Mr. Alessia must repay a pro rata portion of this signing bonus if he resigns other than for good reason before July 25, 2019.

(3)

Amounts do not reflect compensation actually received by our Named Executive Officers. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating compensation costs are described more fully in footnote 1 in the Company’s financial statements in the Form 10-K for the year ended March 30, 2019, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in Fiscal 2019.

(4)

The amounts in this column represent the agreement grant date fair value of Time-Vesting Restricted Stock Units (“RSUs”) and Performance-Vesting Restricted Stock Units (“PSUs”) calculated in accordance with FASB ASC 718. The assumptions used in calculating compensation costs are described more fully in footnote 1 in the Company’s financial statements in the Form 10-K for the year ended March 30, 2019, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on RSUs and PSUs awarded in Fiscal 2019.

(5)

This column represents the amounts earned by our Named Executive Officers in Fiscal 2019, as well as fiscal 2018 and 2017 pursuant to the Company’s annual incentive bonus plans. Additional information regarding the potential threshold, target and maximum payouts underlying this column is included in the Grants of Plan-Based Awards table.

(6)

The following table shows each component of the “All Other Compensation” column in the 2019 Summary Compensation Table. For our Named Executive Officers, these components consist of the Company’s matching contributions to the 401(k) and the Nonqualified Deferred Compensation Plans, payment of life insurance premiums on behalf of our Named Executive Officers and the incremental cost to the Company of automobiles provided to our Named Executive Officers.

Name	Year	Company Matching Contributions ($)	Life Insurance Premium ($)	Auto Allowance Perquisites ($)	Relocation Expense ($)	Total ($)
Brett T. Ponton	2019	4,100	900	13,300	—	18,300
Brian J. D’Ambrosia	2019	8,300	900	12,200	—	21,400
Matthew E. Naylor	2019	—	900	10,900	98,100	109,900
Gerald G. Alessia	2019	1,800	600	9,100	—	11,500
Deborah R. Brundage	2019	4,700	900	12,500	79,300	97,400

(7)	Mr. Naylor resigned from the Company effective April 30, 2019.

(8)

Mr. Alessia was promoted from Senior Vice President – Tire Merchandising to Senior Vice President – Chief Merchandising Officer on May 16, 2019 and, on October 8, 2018, Ms. Brundage’s title was changed from Senior Vice President – Marketing to Senior Vice President – Chief Marketing Officer.

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Grants of Plan–Based Awards

The following table provides information regarding plan-based awards under the Company’s stock incentive plans granted during Fiscal 2019 to our Named Executive Officers. It also presents estimated possible payouts under the annual incentive bonus plan for Fiscal 2019.

	Estimated Possible Payouts Under Annual Incentive Bonus Plan Awards(1)
Name	Threshold(2) ($)	Target ($)	Maximum ($)
Brett T. Ponton	495,000	550,000	825,000
Brian J. D’Ambrosia	78,750	157,500	393,750
Matthew E. Naylor	78,750	157,500	393,750
Gerald G. Alessia	20,808	41,616	83,232
Deborah R. Brundage	30,000	60,000	120,000

(1)

The amounts in these columns consist of possible annual incentive payouts under the Company’s annual incentive bonus plan for Fiscal 2019. These annual incentive awards are granted under the Executive Bonus Plan. The amounts actually earned by our Named Executive Officers in Fiscal 2019 are reported as Non-Equity Incentive Plan Compensation in the Fiscal 2019 Summary Compensation Table in this Proxy Statement.

(2)

Represents the minimum amount payable under the Company’s annual incentive bonus plan for Fiscal 2019, assuming that $92,047,500 of pre-tax income is attained. Otherwise, our Named Executive Officers receive no bonus. See “Compensation Discussion and Analysis – Annual Incentive Bonus.”

					All Other Stock Awards	All Other Option Awards	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			Number of Stock Units	Number of Securities Underlying Options (#)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Brett T. Ponton	6/5/2018		3,481					199,983
Brian J. D’Ambrosia	6/5/2018		1,305					74,972
	6/5/2018				1,305			74,972
Matthew E. Naylor	6/5/2018		1,305					74,972
Gerald G. Alessia	7/25/2018					8,000	67.25	125,861
	7/25/2018				743			49,967
Deborah R. Brundage	6/5/2018		134					7,698
	6/5/2018					1,484	57.45	19,417
	6/5/2018				200			11,490

(1)	Represents the target number of PSUs granted under the 2007 Stock Incentive Plan. There is no threshold or maximum possible payout.

(2)

Stock options, RSUs and PSUs are granted under the 2007 Stock Incentive Plan. The amount listed in this column is the grant date fair value of such stock options, RSUs, PSUs and calculated pursuant to FASB ASC 718.

The material terms of our Named Executive Officers’ employment agreements, annual incentive bonuses, long-term compensation and perquisites and other personal benefits and retirement benefits are described more fully in the CD&A above. We encourage you to read the tables above and the related footnotes in conjunction with such information. The material terms of our Named Executive Officers’ equity plan awards are described more fully in the “Outstanding Equity Awards at Fiscal 2019 Year End” table below.

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Outstanding Equity Awards at Fiscal 2019 Year End

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at March 30, 2019:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Brett T. Ponton	8/1/2017	(4)	100,000		65.00	7/31/2023
	8/1/2017	(3)	100,000	200,000	47.15	7/31/2023
	8/1/2017	(6)					20,000	1,730,400

	6/5/2018	(9)							3,481	301,176

			200,000	200,000			20,000	1,730,400	3,481	301,176

Brian J. D’Ambrosia
	5/14/2014	(2)	2,000		53.09	5/13/2020
	5/13/2015	(2)	3,750	1,250	61.41	5/12/2021
	5/11/2016	(2)	2,000	2,000	69.30	5/10/2022
	1/3/2017	(1)	20,000	20,000	57.25	1/02/2022
	6/5/2018	(8)					1,305	112,909
	6/5/2018	(9)							1,305	112,909

			27,750	23,250			1,305	112,909	1,305	112,909

Matthew E. Naylor	3/26/2018	(5)	14,667	29,333	53.80	3/25/2024
	3/26/2018	(7)					5,824	503,892
	6/5/2018	(9)							1,305	112,909

			14,667	29,333			5,824	503,892	1,305	112,909

Gerald G. Alessia	7/25/2018	(2)		8,000	67.25	7/24/2024
	7/25/2018	(8)					743	64,284

				8,000			743	64,284

Deborah R. Brundage	6/5/2018	(2)		1,484	57.45	6/4/2024
	3/5/2018	(8)					2,155	186,451
	6/5/2018	(8)					200	17,304
	6/5/2018	(9)							134	11,594

				1,484			2,355	203,755	134	11,594

(1)	This option grant vests over four years as follows: One-quarter of the options vests on the yearly anniversary of the grant. These options have a five-year life from the grant date.

(2)	This option grant vests over four years as follows: One-quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a six-year life from the grant date.

(3)

This option grant vests over three years as follows: One-third of the options vests on each of the first two yearly anniversaries of the grant dates and the final one-third vests 11 months into the third year. These options have a six-year life from the grant date.

(4)

This option grant vested on October 3, 2018 when the closing price of the Company’s stock was at $65.00 or higher for 45 consecutive days in FY19. These options have a six-year life from the grant date.

(5)	This option grant vests over three years as follows: One-third of the options vests on the yearly anniversary of the grant. These options have a five-year life from the grant date.

(6)	These RSUs vest over three years as follows: One-third on each of the first two yearly anniversaries of the grant date and the final one-third vests 11 months into the third year.

(7)	These RSUs vest over three years as follows: One-third of the units on the yearly anniversary of the grant date.

(8)	These RSUs vest over four years as follows: One-quarter of the units on the yearly anniversary of the grant date.

(9)	These PSUs vest in three years if the Company achieves its return on invested capital goal established by the Board of Directors.

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2019 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise by our Named Executive Officers during Fiscal 2019. The following table also shows all RSUs that vested and the value received upon vesting by our Named Executive Officers during Fiscal 2019:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Brett T. Ponton	—	—	10,000	672,000

Brian J. D’Ambrosia	3,500	132,060	—	—

Matthew E. Naylor	—	—	2,912	238,464

Deborah R. Brundage	—	—	719	56,254

(1)

The value realized equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the fair market value of the Company’s common stock on the date of vesting, multiplied by the number of RSUs that vested.

Monro, Inc. 401(k) Plan

The Company sponsors a retirement plan with a 401(k) feature (the “401(k) Plan”). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code.

Each employee who has attained age 18 becomes a participant as of the first day of employment. Participants may elect to reduce their compensation by up to the lesser of 50% of their annual compensation or the statutorily prescribed annual limit and to have the amount of the reduction contributed to their account in the 401(k) Plan. One of the investment options available to participants is the Company’s common stock.

The Company matches certain employee contributions to the matching accounts of those employees who are contributing to the 401(k) Plan. Matching contributions are made on a per pay period basis.

Deferred Compensation Plan

The Company has adopted the Monro Muffler Brake, Inc. Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits.

Currently, only those employees, who are “highly compensated employees”, as that term is defined under Section 414(q) of the Internal Revenue Code, have been designated as eligible to participate in the Plan. Under the terms of the Plan, the Committee has the ability to establish additional eligibility requirements for participation in the Plan, but has not done so thus far.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year, provided that participants must elect the maximum deferral opportunity permitted under the 401(k) Plan as a condition to making a deferral election under the Plan. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the 401(k) Plan but for the limitations that are imposed under the Internal Revenue Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. At least annually, the accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Board upon recommendation of the Committee. The current annual earnings rate is 5%.

Benefits are payable at a participant’s election in a single cash sum or in annual installments for a period not to exceed 10 years at the date designated by the participant upon his or her initial enrollment in the Plan, but may be earlier if separation of service occurs after the participant attains the age of 65. Payments are made earlier in the event a participant dies, becomes disabled or incurs an unanticipated emergency.

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Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)

Brett T. Ponton	5,610	2,805	70	—	8,485

Brian J. D’Ambrosia	8,929	5,305	1,910	—	50,100

Matthew E. Naylor	—	—	—	—	—

Gerald G. Alessia	3,000	300	28	—	3,328

Deborah R. Brundage	—	—	—	—	—

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for Fiscal 2019.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2019.

(3)	Amounts in this column are not included in the Summary Compensation Table for Fiscal 2019.

(4)

Of the total amounts shown in this column, only $31,262 of Mr. D’Ambrosia’s amount has been previously reported as compensation in Summary Compensation Tables since 2002 when the Deferred Compensation Plan was implemented. In the case of Mr. D’Ambrosia, this amount includes compensation for years when he was not one of our Named Executive Officers.

Potential Payments Upon Termination Or Change In Control

The following is a summary setting forth potential payments payable to our Named Executive Officers upon termination of employment or a change in control of the Company under their employment arrangements and the Company’s other compensation programs in effect as of March 30, 2019. Specifically, compensation payable to each of our Named Executive Officers upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 30, 2019. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s common stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination, amounts accrued and vested under the Company’s 401(k) and Deferred Compensation Plans, as applicable, and accrued vacation pay.

Payments Made Upon Any Termination

Regardless of the manner in which our Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement);

•	unused vacation pay; and

•	amounts accrued and vested under the Company’s 401(k) and Deferred Compensation Plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements entered into by the Company with our Named Executive Officers Messrs. Ponton, Naylor and D’Ambrosia and our severance arrangements (in the case of Mr. Alessia and Ms. Brundage), in the

34

event that our Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•

in the case of Mr. Ponton, two years’ base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•

in the case of Messrs. D’Ambrosia and Naylor, one year’s base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•

in the case of Mr. Alessia and Ms. Brundage, one month and four months of base salary continuation, respectively and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Ponton, all then outstanding unvested options, will immediately and automatically vest and be exercisable for one year;

•	in the case of Messrs. D’Ambrosia and Naylor, all then outstanding unvested options will immediately and automatically vest and be exercisable for 90 days; and

•	in the case of Messrs. Ponton and Naylor, all then outstanding unvested RSUs and PSUs will immediately vest.

Table of Payments Upon Involuntary Termination Without Cause

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer had involuntarily been terminated without cause on March 30, 2019.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)

Brett T. Ponton	1,100,000	672,404	7,874,000	1,730,400	301,176	11,677,980

Brian J. D’Ambrosia	350,000	192,552	651,228	—	—	1,193,780

Matthew E. Naylor	350,000	—	959,776	503,892	112,909	1,926,577

Gerald G. Alessia	20,000	50,731	—	—	—	70,731

Deborah R. Brundage	80,000	73,353	—	—	—	153,353

Payments Made Upon Retirement

None of our Named Executive Officers were eligible to receive retirement benefits as of March 30, 2019.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of our Named Executive Officers, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•

in the case of death, Mr. Ponton shall be entitled to one year’s base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid, and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death; and in the case of disability, Mr. Ponton shall be entitled to the lesser of (i)

35

12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid, and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s disability;

•	in the case of Mr. Ponton, a pro-rated portion of his unvested stock options, will immediately vest and all vested shares will be exercisable for one year in the case of death or permanent disability;

•	in the case of Mr. Ponton, a pro-rated portion of his unvested RSUs and PSUs will vest in the case of death or permanent disability;

•

in the case of Messrs. D’Ambrosia, Naylor and Alessia and Ms. Brundage, all then-outstanding unvested options issued under the 2007 Stock Incentive Plan will immediately and automatically vest upon death and all vested shares will be exercisable for one year in the case of death;

•	in the case of Messrs. D’Ambrosia, Naylor and Alessia and Ms. Brundage, all unvested RSUs will vest in the case of death;

•	the executive will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate;

•

in the case of the death or disability of Messrs. D’Ambrosia and Naylor, such executives shall be entitled to receive payment of the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death or disability;

•

in the case of the disability of Messrs. Ponton, D’Ambrosia and Naylor, such executives shall receive the right to continue to participate in the Company’s group life, medical/dental and disability insurance plans, each at the same ratio of employer/employee contribution as applicable to the executive immediately prior to the termination event; and

•

in the case of the death or disability of Mr. Alessia or Ms. Brundage such executives shall be entitled to receive payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death or disability.

Table of Payments Upon Death

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s Common Stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer had died on March 30, 2019.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life Insurance ($)	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)

Brett T. Ponton	550,000	672,404	425,000	5,465,059	1,201,008	150,248	8,463,719

Brian J. D’Ambrosia(1)	350,000	192,552	425,000	651,228	112,909	112,909	1,844,598

Matthew E. Naylor(1)	350,000	—	425,000	959,776	503,892	112,909	2,351,577

Gerald G. Alessia(1)	—	50,731	425,000	154,160	64,284	64,284	758,459

Deborah R. Brundage(1)	—	73,353	425,000	43,140	203,755	11,594	756,841

(1)	This assumes the ROIC metric for the performance period is met.

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Table of Payments Upon Permanent Disability

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer had been permanently disabled on March 30, 2019. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by the Company’s life and disability insurance provider.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life and Health Plan Continuation ($)	Disability(1) ($)	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)

Brett T. Ponton	550,000	672,404	106,023	1,376,604	5,465,059	1,201,008	150,248	9,521,346

Brian J. D’Ambrosia	350,000	192,552	20,740	1,642,447	—	—	—	2,205,739

Matthew E. Naylor	350,000	—	214,347	1,815,193	—	—	—	2,379,540

Gerald G. Alessia	—	50,731	—	1,221,544	—	—	—	1,272,275

Deborah R. Brundage	—	73,353	—	1,685,947	—	—	—	1,759,300

(1)

This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to our Named Executive Officer until he or she reaches the retirement age of 65.

Payments Made Upon a Change in Control

As discussed in detail in the CD&A above, the employment agreements that the Company entered into with each of Messrs. Ponton, D’Ambrosia and Naylor contain change in control provisions. Also, under our severance arrangements Mr. Alessia and Ms. Brundage would receive certain compensation payments if they were terminated without cause following a change in control. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•

in the case of Messrs. Ponton, D’Ambrosia and Naylor, two years’ base salary, and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not paid; and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•

in the case of Mr. Alessia and Ms. Brundage, one month and four months of base salary continuation, respectively, and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Ponton, all then-outstanding unvested options, will immediately and automatically vest and be exercisable for one year following such termination;

•

all then-outstanding unvested options will immediately and automatically vest and be exercisable, in the case of Messrs. D’Ambrosia, Naylor and Alessia and Ms. Brundage, for 90 days following such termination; and

•	in the case of Messrs. Ponton, D’Ambrosia, Naylor and Alessia and Ms. Brundage, all then outstanding RSUs and PSUs will immediately vest.

On May 20, 2009, the Committee adopted a policy that the Company will not enter into any future employment agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control, and none currently exist.

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Table of Potential Payments Upon Change in Control

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)
Brett T. Ponton	1,100,000	672,404	7,874,000	1,730,400	301,176	11,677,980
Brian J. D’Ambrosia	700,000	192,552	651,228	112,909	112,909	1,769,598
Matthew E. Naylor	700,000	—	959,776	503,892	112,909	2,276,577
Gerald G. Alessia	20,000	50,731	154,160	64,284	64,284	353,459
Deborah R. Brundage	80,000	73,353	43,140	203,755	11,594	411,842

Equity Compensation Plan Information

As of March 30, 2019, Monro maintained stock incentive plans under which employees and non-employee directors could be granted stock options to purchase shares of the Company’s common stock, RSUs, PSUs and awards of restricted shares of the Company’s common stock. The following table contains information relating to such plans as of March 30, 2019.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	914,116	(1)	$55.45	(2)	990,930
Equity compensation plans not approved by security holders	—		—		—

Total	914,116		$55.45		990,930

(1)	This amount includes shares potentially issuable upon settlement of 38,011 outstanding RSUs and PSUs issued under our 2007 Stock Incentive Plan.
(2)	RSUs and PSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in this column (b).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Brett T. Ponton, our Chief Executive Officer (our “CEO”).

For Fiscal 2019, the median of the annual total compensation of all employees of the Company (other than our CEO) was $36,354, and the annual total compensation of our CEO was $1,440,687. Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees for Fiscal 2019 was 40 to 1.

To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:

•

We selected March 30, 2019 as the date upon which we would identify our median employee. We determined that, as of such date, we employed approximately 8,183 employees, including full-time, part-time and temporary employees.

•

We chose gross pay for the period of April 1, 2018 through March 30, 2019 as the consistently applied compensation measure used to determine our median employee. We did not make any cost of living adjustments.

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•

As permitted by the SEC rules, we annualized the compensation of employees (other than seasonal and temporary employees) who were employed with us on March 30, 2019, but who were not employed for all of Fiscal 2019. Pursuant to SEC rules, we did not annualize the compensation of seasonal or temporary employees and we did not convert the compensation of part-time employees to a full-time equivalency.

•	Applying this methodology, we determined that our median employee was a full-time hourly employee, working as a store-level technician.

After we identified our median employee, we calculated the median employee’s annual total compensation for Fiscal 2019 in accordance with the requirements of the applicable SEC rules.

To calculate the pay ratio, we divided our CEO’s annual total compensation by our median employee’s annual total compensation.

The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2019, the members of the Compensation Committee were Frederick M. Danziger, John L. Auerbach, Stephen C. McCluski and Robert E. Mellor. None of these individuals is a current or former employee or officer of the Company or any of its subsidiaries. During Fiscal 2019, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

None of our executive officers determine, recommend or participate in the Compensation Committee’s determination of executive officer compensation.

Compensation Committee Report

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2019 Annual Report on Form 10-K.

The Compensation Committee

Frederick M. Danziger, Chairman

John L. Auerbach

Stephen C. McCluski

Robert E. Mellor

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock and common stock equivalents beneficially owned as of June 1, 2019 by:

•	Each person, who, to our knowledge beneficially owns more than 5% of our common stock or common stock equivalents;

•	Each director and nominee;

•	Our named executive officers; and

•	All directors and executive officers as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise indicated. Unless otherwise indicated, the address for each of the named beneficial owners is 200 Holleder Parkway, Rochester, NY 14615. Percentages are based on 33,205,719 shares issued and outstanding on June 1, 2019.

Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Shares Acquirable within 60 Days		Percent of Class Including Options
BlackRock, Inc.	Common Stock	4,709,292	(1)			14.2%
The Vanguard Group	Common Stock	3,492,395	(2)			10.5
T. Rowe Price Associates, Inc.	Common Stock	3,381,287	(3)			10.2
Wasatch Advisors, Inc.	Common Stock	3,061,064	(4)			9.2
Clearbridge Investments, LLC	Common Stock	1,992,762	(5)			6.0
Arlington Value Capital, LLC	Common Stock	1,645,436	(6)			5.0
Peter J. Solomon	Common Stock	303,589	(7)(8)			2.4
	Class C Preferred Stock	21,802	(9)			100.0
Donald Glickman	Common Stock	181,078	(8)(10)	20,000		*
Frederick M. Danziger	Common Stock	72,661	(8)			*
Robert E. Mellor	Common Stock	19,723	(8)			*
Brett T. Ponton	Common Stock	11,796		310,000	(11)	*
Stephen C. McCluski	Common Stock	5,923	(8)	20,000		*
Brian J. D’Ambrosia	Common Stock	3,500		30,326	(12)	*
Lindsay N. Hyde	Common Stock	4,723	(8)			*
John L. Auerbach	Common Stock	3,973	(8)			*
Matthew E. Naylor	Common Stock	1,917				*
Gerald G. Alessia	Common Stock			2,000		*
Deborah R. Brundage	Common Stock	719		421	(13)	*
All directors and executive officers as a group (16 persons)	Common Stock	610,739		905,126		4.4	%(14)
	Class C Preferred Stock	21,802				100.0%

*	Represents less than 1% ownership

(1)

Reported as of December 31, 2018, according to a statement on Schedule 13G, filed on January 31, 2019, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power with respect to 4,596,690 shares and sole dispositive power with respect to 4,709,292 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(2)

Reported as of December 31, 2018, according to a statement on Schedule 13G, filed on February 11, 2019, by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power with respect to 66,035 shares, shared voting power with respect to 4,121 shares, sole dispositive power with respect to 3,425,189 shares and shared dispositive power with respect to 67,206 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Reported as of February 28, 2019, according to a statement on Schedule 13G, filed on March 11, 2019, by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported sole voting power with respect to 728,392 shares and sole dispositive power with respect to 3,381,287 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, MD 21202.

40

(4)

Reported as of December 31, 2018, according to a statement on Schedule 13G, filed on February 14, 2019, by Wasatch Advisors, Inc. (“Wasatch”). Wasatch’s address is 505 Wakara Way, Salt Lake City, UT 84108.

(5)

Reported as of December 31, 2018, according to a statement on Schedule 13G, filed on February 14, 2019, by Clearbridge Investments, LLC (“Clearbridge Investments”). Clearbridge Investments reported sole voting power with respect to 1,293,264 shares and sole dispositive power with respect to 1,992,762 shares. Clearbridge Investments’ address is 620 8th Avenue, New York, NY 10018.

(6)

Reported as of December 31, 2018, according to a statement on Schedule 13G, filed on February 13, 2019 by Arlington Value Capital, LLC (“Arlington”). Arlington reported sole voting power with respect to 1,476,436 shares, shared voting power with respect to 16,900 shares and sole dispositive power with respect to 1,645,436 shares. Arlington’s address is 222 S. Main Street, Suite 1750, Salt Lake City, UT 84101.

(7)

Includes 152,318 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 1,000 shares owned by Mr. Solomon’s wife. Mr. Solomon is a Class 2 Director.

(8)	Includes 2,895 shares of restricted stock granted on August 15, 2017 and 1,828 shares of restricted stock granted on August 14, 2018. These vest over three years and the shares have voting rights.

(9)

Includes 11,802 shares of Class C Preferred Stock held in trusts for the benefit of Mr. Solomon’s children and grandchildren for which Mr. Solomon is trustee. The Class C Preferred Stock is presently convertible into 509,921 shares of Common Stock.

(10)	Excludes shares of Common Stock owned by Mr. Glickman’s adult children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a Class 1 Director.

(11)	Includes 10,000 restricted stock units that will vest on August 1, 2019 and will be convertible on a one-for-one basis into common stock on that date.

(12)	Includes 326 restricted stock units that will vest on June 5, 2019 and will be convertible on a one-for-one basis into common stock on that date.

(13)	Includes 50 restricted stock units that will vest on June 5, 2019 and will be convertible on a one-for-one basis into common stock on that date.

(14)

Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company, as a group, owned beneficially approximately 3.2% of Common Stock deemed outstanding on June 1, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and those who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.

To our knowledge, based solely on a review of these reports and representations that no other reports were required during the year ended March 30, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that John Auerbach filed one late Form 4 disclosing one late transaction relating to the sale of 750 shares; Donald Glickman filed one late Form 4 disclosing four late transactions relating to the sale of an aggregate of 10,000 shares; and Avijit Dasgupta filed one late Form 3 relating to his appointment as a chief information officer.

41

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by our Certificate of Incorporation, bylaws or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for shareholders to ratify the Company’s selection of the independent public accountants. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm for the Company for the fiscal year ending March 28, 2020.

The Audit Committee values the input of our shareholders. In the event that shareholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PWC as the independent registered public accounting firm at a later date without shareholder approval.

We have engaged PWC as our independent public accountants since 1984. A representative of PWC will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF PWC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 28, 2020.

Matters Relating to the Independent Registered Public Accounting Firm

Pre-Approval Policy

In addition to retaining PWC to audit our consolidated financial statements for Fiscal 2019, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in Fiscal 2019. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services and merger and acquisition due diligence services. The Audit Committee also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC. Specifically, the Audit Committee has pre-approved the use of PWC for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Audit Committee requires management to report the specific engagements to the Audit Committee on a regular basis, and also obtain specific pre-approval on any engagement over $50,000.

Fees

Aggregate fees billed to the Company for services rendered by PWC for Fiscal 2019 and 2018 were:

	2019	2018
Audit Fees(1)	$905,837	$816,224
Audit-Related Fees(2)	38,484	19,096
Tax Fees(3)	8,900	11,680
All Other Fees(4)	—	—

Total Fees	$953,221	$847,000

(1)

“Audit Fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

42

(2)	“Audit-Related Fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

(3)	“Tax Fees” are fees related to tax advice and tax planning.

(4)	“All Other Fees” are fees billed for any services not included in the first three categories, including services such as benefit plan services and merger and acquisition due diligence.

The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as amended.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 30, 2019, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the re-appointment of PWC as the Company’s external auditors for the year ending March 28, 2020.

Audit Committee

Stephen C. McCluski, Chairman

Frederick M. Danziger

Lindsay N. Hyde

Robert E. Mellor

43

OTHER IMPORTANT INFORMATION

Shareholder Proposals for the 2020 Annual Meeting

Any shareholder who intends to present a proposal at our 2020 annual meeting of shareholders must deliver notice of the proposal to the Secretary of the Company at this address:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

We must receive any shareholder proposals by the dates below for those proposals to be considered timely:

•	March 18, 2020 if the proposal is submitted for inclusion in the Company’s proxy materials for the 2020 annual meeting of shareholders pursuant to Exchange Act Rule 14a-8; or

•

No earlier than February 12, 2020 and no later than April 13, 2020, assuming that the 2020 annual meeting of shareholders is held on August 11, 2020, if the proposal is submitted according to the requirements in our Certificate of Incorporation.

If less than 50 days’ notice or prior public disclosure is given of the date the 2020 annual meeting of shareholders, shareholders may submit proposals so that they are received by the Company by the close of business on the tenth day following the notice of the date of the 2020 annual meeting of shareholders. Shareholders may nominate candidates for our Board of Directors by the same deadlines as proposals for business to come before the 2020 annual meeting of shareholders.

Each notice of business or nomination must set forth the information required by the Certificate of Incorporation. Submitting a notice does not ensure that the proposal will be raised at our annual meeting of shareholders. The chair of the meeting has discretion to determine whether the notice of business or nomination was made according to the procedures provided in our Certificate of Incorporation and may determine to disregard the proposal or nominee. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Notice Regarding Delivery of Shareholder Documents

The SEC now permits us to send a single set of annual disclosure documents to shareholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another shareholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Secretary of the Company at 200 Holleder Parkway, Rochester, New York 14615 or by calling 585-647-6400. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

Notice Pursuant to Section 726(d) of the New York Business Corporation Law

As of August 1, 2018 the Company renewed its directors’ and officers’ primary and excess management and professional liability insurance through August 1, 2019 at a total annual cost of $247,865 in premiums. The primary policy is carried with Twin City Fire Insurance Company, a subsidiary of The Hartford Insurance Company. The excess policy is carried with ACE American Insurance Company, a subsidiary of the Chubb Group of Insurance Companies. The policies cover all of the Company’s directors and executive officers.

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Additional Information

Upon written request by any shareholder, we will furnish a copy of our Annual Report on Form 10-K for the fiscal year ended March 30, 2019 without charge, except that copies of any exhibit to that report will be furnished once the requesting shareholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

Attention: Secretary

Shareholders may also view our Annual Report on Form 10-K in the Investor Information subsection of the Corporate section of our website: https://corporate.monro.com/investors/financial-information.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland

Senior Vice President — General Counsel and Secretary

Rochester, New York

July 17, 2019

45

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO, INC.

August 13, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 13, 2019:

The Proxy Statement and the 2019 Annual Report are available on the Company’s website at

http://www.monro.com/corporate/corporate-investor-information

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING

HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS.

i  Please detach along  perforated line and mail in the envelope provided.   i

∎	20403030000000001000 7	081319

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors: To elect four Class 2 directors to serve a two-year term, and until their successors are duly elected and qualified at the 2021 annual meeting of shareholders.					The Board of Directors recommends a vote FOR the following proposal.
						FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Frederick M. Danziger O Stephen C. McCluski O Robert E. Mellor O Peter J. Solomon	Class 2 Director Class 2 Director Class 2 Director Class 2 Director		2. To approve, on a non-binding basis, the compensation paid to the Company's Named Executive Officers.	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal.
					3. To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 28, 2020.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote FOR all of the nominees for director.					4. To consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

☐                    ∎

MONRO, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Shareholders, August 13, 2019

The undersigned hereby appoints Brett T. Ponton and Brian J. D’Ambrosia as proxies, each with the power to appoint his substitute, and hereby authorizes each such person, acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Strathallan Hotel, 550 East Avenue, Rochester, New York 14607, commencing at 9:00 a.m. on August 13, 2019 and at any postponement or adjournment thereof; and in the discretion of the proxies, or their substitutes, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be signed on the reverse side)

∎1.1	14475 ∎